Exhibit 4.1

SOUTH CAROLINA ELECTRIC & GAS COMPANY

TO

NATIONSBANK OF GEORGIA,

NATIONAL ASSOCIATION,

Trustee

INDENTURE

Dated as of April 1, 1993

Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of April 1, 1993.

Trust Indenture Act Section    Indenture Section(s)

Section 310	(a)(1)	1609
	(a)(2)	1604
	(a)(3)	1614(b)
	(a)(4)	Not Applicable
	(b)	1608, 1610
Section 311	(a)	1613
	(b)	Not Applicable
Section 312	(a)	801
	(b)	801
	(c)	801
Section 313	(a)	802
	(b)	802
	(c)	802
	(d)	802
Section 314	(a)	802
	(b)	710
	(c)(1)	105, 106
	(c)(2)	105 ,106
	(c)(3)	106, 1003(d), 1301(c)
	(d)	401(b),706(b)(c), 1003(c)(d), 1004, 1005(a)(e), 1006, 1007, 1206(a), 1207(c), 1210
	(e)	105
Section 315	(a)	1601, 1603
	(b)	1602
	(c)	1601
	(d)	1601
	(e)	1118
Section 316	(a)	1116
	(a)(1)(A)	1116
	(a)(1)(B)	1117
	(a)(2)	Not Applicable
	(b)	1112
Section 317	(a)(1)	1106
	(a)(2)	1109
	(b)	703
Section 318	(a)	110

Note:    This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

TABLE OF CONTENTS

Recital of the Company	1

Granting Clauses	1

Excepted Property	3

ARTICLE ONE Definitions and Other Provisions of General Application	5

SECTION 101. General Definitions	5

Accountant’s Certificate	6
Act	6
Adjusted Net Earnings	6
Affiliate	6
amount of Net Property Additions	6
Annual Interest Requirements	6
Authenticating Agent	6
Authorized Officer	6
Authorized Publication	6
Authorized Purposes	7
Board of Directors	7
Board Resolution	7
Business Day	7
Class A Bonds	7
Class A Mortgage	7
Commission	7
Company	7
Company Order	7
Corporate Trust Office	7
corporation	8
Cost	8
Designated Class A Bonds	8
Discount Security	8
Dollar\ or $	8
Eligible Obligations	8
Engineer	8
Engineer’s Certificate	8
Event of Default	9
Funded Cash	9
Governmental Authority	9
Government Obligations	9
Holder	9
Indenture	9
Independent	9
Independent Engineer’s Certificate	10

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Interest	10
Interest Payment Date	10
Investment Securities	10
Lien	11
Maturity	11
Maturity	11
Mortgaged Property	11
Net Earnings Certificate	11
Net Property Additions	11
Officer’s Certificate	11
Opinion of Counsel	11
original fair value	11
Outstanding	11
Outstanding	12
Paying Agent	12
Periodic Offering	12
Permitted Liens	12
Person	14
Place of Payment	14
Plant or Property Operated by Others	14
Predecessor Security	14
Prepaid Lien	15
Proceeds of Released Property	15
Property Additions	15
Property Additions Certificate	15
Redemption Date	17
Redemption Price	17
Regular Record Date	17
Required Currency	17
Responsible Officer	17
Retired Securities	17
Retirements	17
SCE&G 1945 Mortgage	17
Securities	17
Security Register	18
Security Registrar	18
Special Record Date	18
Stated Interest Rate	18
Stated Maturity	18
Successor Corporation	18
Tranche	18
Tryst Indenture Act	18
Trustee	18
Undesignated Class A Bonds	18
Unfunded Net Property Additions	18
United States	18

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-iii-

ARTICLE SIX	46

SECTION 601. Issuance of Securities on the Basis of the Deposit of Cash with Trustee	46

ARTICLE SEVEN Covenants	48

SECTION 701. Lawful Possession; Maintenance of Lien	48
SECTION 702. Maintenance of Office or Agency	48
SECTION 703. Money for Securities Payments to Be Held in Trust	49
SECTION 704. Payment of Taxes; Discharge of Liens	50
SECTION 705. Payment of Securities	50
SECTION 706. Insurance	50
SECTION 707. Maintenance of Properties	53
SECTION 708. Corporate Existence	53
SECTION 709. Waiver of Certain Covenants	53
SECTION 710. Recording, Filing, etc.	54
SECTION 711. Dividend Restriction	55

ARTICLE EIGHT Lists of Holders; Reports by Trustee and Company	55

SECTION 801. Lists of Holders	55
SECTION 802. Reports by Trustee and Company	55

ARTICLE NINE Redemption of Securities	56

SECTION 901. Applicability of Article	56
SECTION 902. Election to Redeem; Notice to Trustee	56
SECTION 903. Selection of Securities to Be Redeemed	56
SECTION 904. Notice of Redemption	57
SECTION 905. Securities Payable on Redemption Date	57
SECTION 906. Securities Redeemed in Part	58

ARTICLE TEN Possession, Use and Release of Mortgaged Property	58

SECTION 1001. Quiet Enjoyment	58
SECTION 1002. Dispositions without Release	58
SECTION 1003. Release of Property	59
SECTION 1004. Release of Minor Properties	61
SECTION 1005. Withdrawal or Other Application of Funded Cash and Certain Other Cash; Obligations Secured by Purchase Money Mortgage	62
SECTION 1006. Release of Property Taken by Eminent Domain, etc.	64
SECTION 1007. Alternative Release Provision	64
SECTION 1008. Disclaimer or Quitclaim	64
SECTION 1009. Miscellaneous	65

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ARTICLE ELEVEN Events of Default; Remedies	65

SECTION 1101. Events of Default	65
SECTION 1102. Acceleration of Maturity; Rescission and Annulment	67
SECTION 1103. Entry Upon Mortgaged Property	67
SECTION 1104. Power of Sale; Suits for Enforcement	68
SECTION 1105. Incidents of Sale	68
SECTION 1106. Collection of Indebtedness and Suits for Enforcement by Trustee	69
SECTION 1107. Application of Money Collected	70
SECTION 1108. Receiver	71
SECTION 1109. Trustee May File Proofs of Claim	71
SECTION 1110. Trustee May Enforce Claims Without Possession of Securities	72
SECTION 1111. Limitation on Suits	72
SECTION 1112. Unconditional Right of Holders to Receive Principal, Premium and Interest	72
SECTION 1113. Restoration of Rights and Remedies	73
SECTION 1114. Rights and Remedies Cumulative	73
SECTION 1115. Delay or Omission Not Waiver	73
SECTION 1116. Control by Holders of Securities	73
SECTION 1117. Waiver of Past Defaults	74
SECTION 1118. Undertaking for Costs	74
SECTION 1119. Defaults under Class A Mortgages	74

ARTICLE TWELVE Class A Bonds; Additional Class A Mortgages; Discharge of Class A Mortgage	75

SECTION 1201. Registration and Ownership of Class A Bonds	75
SECTION 1202. Payments on Class A Bonds	75
SECTION 1203. Surrender of Class A Bonds	76
SECTION 1204. No Transfer of Class A Bonds	76
SECTION 1205. Voting of Class A Bonds	76
SECTION 1206. Designation of Additional Class A Mortgages	77
SECTION 1207. Discharge of Class A Mortgage	79
SECTION 1208. Subordination of Class A Mortgage	79
SECTION 1209. Class A Mortgage as a Permitted Lien	80
SECTION 1210. Changes to Subordinated Class A Mortgages and Class A Mortgages which are Permitted Liens	80

ARTICLE THIRTEEN Satisfaction and Discharge	81

SECTION 1301. Satisfaction and Discharge of Securities	81
SECTION 1302. Satisfaction and Discharge of Indenture	83
SECTION 1303. Application of Trust Money	83

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ARTICLE FOURTEEN Immunity of Incorporators, Stockholders, Officers and Directors	84

SECTION 1401. Liability Solely Corporate	84

ARTICLE FIFTEEN Consolidation, Merger, Conveyance, Transfer or Lease	84

SECTION 1501. Company may Consolidate, etc., Only on Certain Terms	84
SECTION 1502. Successor Corporation Substituted	85
SECTION 1503. Extent of Lien Hereof on Property of Successor Corporation	86
SECTION 1504. Release of Company upon Conveyance or Other Transfer	86
SECTION 1505. Merger into Company; Extent of Lien Hereof	86

ARTICLE SIXTEEN The Trustee	87

SECTION 1601. Certain Duties and Responsibilities	87
SECTION 1602. Notice of Defaults	87
SECTION 1603. Certain Rights of Trustee	87
SECTION 1604. Not Responsible for Recitals or Issuance of Securities	88
SECTION 1605. May Hold Securities	89
SECTION 1606. Money Held in Trust	89
SECTION 1607. Compensation and Reimbursement	89
SECTION 1608. Disqualification; Conflicting Interests	89
SECTION 1609. Corporate Trustee Required; Eligibility	90
SECTION 1610. Resignation and Removal; Appointment of Successor	90
SECTION 1611. Acceptance of Appointment by Successor	92
SECTION 1612. Merger, Conversion, Consolidation or Succession to Business	92
SECTION 1613. Preferential Collection of Claims Against Company	92
SECTION 1614. Co-trustees and Separate Trustees	92
SECTION 1615. Appointment of Authenticating Agent	94

ARTICLE SEVENTEEN Supplemental Indentures	96

SECTION 1701. Supplemental Indentures Without Consent of Holders	96
SECTION 1702. Supplemental Indentures With Consent of Holders	98
SECTION 1703. Execution of Supplemental Indentures	99
SECTION 1704. Effect of Supplemental Indentures	99
SECTION 1705. Conformity With Trust Indenture Act	99
SECTION 1706. Reference in Securities to Supplemental Indentures	100

ARTICLE EIGHTEEN Meetings of Holders; Action Without Meeting	100

SECTION 1801. Purposes for Which Meetings May Be Called	100
SECTION 1802. Call, Notice and Place of Meetings	100
SECTION 1803. Persons Entitled to Vote at Meetings	101
SECTION 1804. Quorum; Action	101
SECTION 1805. Attendance at Meetings; Determination of Voting Rights; Conduct and Adjournment of Meetings	102

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SECTION 1806. Counting Votes and Recording Action of Meetings	103
SECTION 1807. Action Without Meeting	103

ARTICLE NINETEEN Original Series of Securities	103

EXHIBIT A	A-1

EXHIBIT B	B-1

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INDENTURE, dated as of April 1, 1993, between SOUTH CAROLINA ELECTRIC & GAS COMPANY, a corporation duly organized and existing under the laws of the State of South Carolina (herein called the “Company”), and NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION, a national banking association, trustee (herein called the “Trustee”).

Recital of the Company

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its bonds, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as contemplated herein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities. All acts necessary to make this Indenture a valid agreement of the Company have been performed. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires, capitalized terms used herein shall have the meanings assigned to them in Article One of this Indenture.

Granting Clauses

NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, for and in consideration of the premises, the purchase of the Securities by the Holders thereof, and the sum of One Dollar ($1.00) paid by the Company to the Trustee on this date, and in order (a) to secure in accordance with Section 29-3-50, Code of Laws of South Carolina 1976, as amended, or any successor provisions thereto, (i) the indebtedness of the Company evidenced by the Securities of the First Series in ‘the principal amount set forth in Article Nineteen, (ii) all future advances that hereafter may be made to, or indebtedness incurred by, the Company hereunder; provided, however, the maximum amount of all indebtedness secured hereby shall not exceed the sum of Five Billion Dollars ($5,000,000,000), which amount may be increased or decreased as provided in Section 201 hereof, and (iii) the payment of the principal of, and premium, if any, and interest, if any, on the Securities of the First Series and all other Securities evidencing such future advances or indebtedness from time to time Outstanding, and (iv) the performance of the covenants herein and therein contained, (b) to declare the terms and conditions on which such Securities are secured, (c) to secure the payment to the Trustee of those of its fees and disbursements for which it is granted a Lien hereunder, and (d) to charge the properties, interests and rights hereinafter described with such payment and performance, the Company hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a mortgage lien on, and a security interest in, the following:

Granting Clause First

All right, title and interest of the Company in and to property (other than Excepted Property), real, personal and mixed and wherever situated, in any case used or to be used in or in connection with the generation, purchase, transmission, distribution or sale by the Company of electric energy (hereinafter called “the Company’s electric utility business”)(whether or not such use is the sole use of such property), including without limitation (a) all premises, land and interests in land subject to the Lien of and referenced in the SCFA’G 1945 Mortgage and in supplements thereto, used or to be used in or in connection with the Company’s electric utility business, except premises, land and interests in land which have been specifically released from such Lien from time to time or are specifically excepted therefrom; (b) all premises, land and interests in land described in Exhibit A to this Indenture, (c) all other lands, easements, servitudes, rights of way, and other rights and interests in or relating to real property or the occupancy or use of the same, used or to be used in or in connection with the Company’s electric utility business; (d) all plants and stations, generators, dams, reservoirs, flumes, turbines, engines, boilers, fuel handling facilities, air and water pollution control and sewage and solid waste disposal facilities and other machinery and facilities for the generation of electric energy; (e) all switchyards, lines, towers, substations, transformers and other machinery and facilities for the transmission of electric energy; (f) all lines, poles, conduits, conductors, meters, regulators and other machinery and facilities for the distribution of electric energy; (g) all buildings, power house offices, warehouses and other structures and works used or to be used in or in connection with the Company’s electric utility business; and (h) all pipe lines, pipes, cables, insulators, ducts, tools, computers and other data processing and/or storage equipment and other equipment, apparatus and facilities and all other property, of whatever kind and nature, ancillary to or otherwise used or to be used in conjunction with any or all of the foregoing or otherwise, directly or indirectly, in the Company’s electric utility business;

Granting Clause Second

Subject to the applicable exceptions permitted by Section 1009, Section 1503 and Section 1505, all property (other than Excepted Property) of the kind and nature described in Granting Clause First which may be hereafter acquired by the Company, it being the intention of the Company that all such property acquired by the Company after the date of the execution and delivery of this Indenture shall be as fully embraced within and subjected to the Lien hereof as if such property were owned by the Company as of the date of the execution and delivery of this Indenture;

Granting Clause Third

My Excepted Property, and any other property of the Company, real, personal or mixed, not described in Granting Clauses First or Second, which may, from time to time after the date of the execution and delivery of this Indenture, by delivery or by an instrument supplemental to this Indenture or by a statement in the instrument conveying such property to the Company to the effect that such property is subject to the Lien of this Indenture, be subjected to the Lien of this Indenture by the Company or by anyone in its behalf, the Trustee being hereby authorized to receive the same at any time as additional security hereunder; it being understood that any such subjection to the Lien of this Indenture of any Excepted Property and/or other property as additional security may be made subject to such reservations, limitations or conditions respecting the use and disposition of such property or the proceeds thereof as shall be set forth in such instrument; and

Granting Clause Fourth

All other property of whatever kind and nature specifically subjected or required to be subjected to the Lien of this Indenture by any of the provisions hereof;

Excepted Property

Expressly excepting and excluding, however, from the Lien of this Indenture the following property of the Company, whether now owned or hereafter acquired (herein sometimes called “Excepted Property”):

(a) all cash on hand or in banks, shares of stock, bonds, notes, evidences of indebtedness and other securities not hereafter paid, deposited, delivered or held hereunder or required so to be;

(b) all contracts, leases and other agreements of whatsoever kind and nature, contract rights, bills, notes and other instruments, accounts and bills receivable, claims, credits, demands, judgments (other than for the recovery of real property or the enforcement of the Lien of this Indenture), permits, licenses, franchises, patents, patent licenses and other patent rights, patent applications, trade names, trademarks, copyrights, claims, credits, choses in action and other intangibles, including computer software;

(c) all automobiles, buses, trucks, truck cranes, tractors, trailers and similar vehicles and movable equipment; all rolling stock and other railroad equipment, all vessels, boats, barges and other marine equipment, all airplanes, helicopters, aircraft engines and other flight equipment; and all parts, accessories and supplies used in connection with any of the foregoing;

(d) all goods, stock in trade, wares and merchandise acquired for the purpose of sale in the ordinary course of business; all fuel, materials and supplies and other personal property which are consumable (otherwise than by ordinary wear and tear) in their use in the operation of the business of the Company; all nuclear fuel, whether or not in a form consumable in the operation of the business of the Company, including separate assemblies of nuclear fuel and components thereof in the forms in which such assemblies and components exist at each stage of the nuclear fuel cycle (that is, the process, whether physical or chemical, by which the component parts of nuclear fuel are processed, enriched, designed and/or fabricated into assemblies, which, when loaded into a nuclear reactor, are intended to produce heat through the fission process and thereafter are utilized, disengaged, cooled, stored and/or reprocessed); all hand and other portable tools and equipment; all furniture and furnishings; and all computers, machinery and equipment used exclusively for corporate administrative or clerical purposes;

(e) all coal, ore, gas, oil and other minerals and all timber, mined or extracted or otherwise separated from the land, and all such minerals and timber and all rights thereto prior to any extraction or separation; and all electric energy, gas (natural or otherwise), steam, water and other products generated, produced or purchased;

(f) all leasehold interests of the Company;

(g) all property, real, personal and mixed, which is:

(i) located outside the State of South Carolina or Columbia County, Georgia;

(ii) not specifically described in the Granting Clauses of this Indenture; and

(iii) not specifically subjected or required to be subjected to the Lien of this Indenture by any provision hereof; and

(h) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers, including natural gas distribution or pipeline companies;

provided, however, that (x) if, at any time after the occurrence of an Event of Default, the Trustee, or any separate trustee or co-trustee appointed under Section 1614 or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Mortgaged Property, all the Excepted Property described or referred to in the foregoing clauses (b), (c) and (d), to the extent related to the properties described in Granting Clauses First through Third, then owned or held or thereafter acquired by the Company shall immediately, and, in the case of any Excepted Property described or referred to in clause (f), to the extent related to the properties described in Granting Clauses First through Third, upon demand of the Trustee or such other trustee or receiver, become subject to the Lien of this Indenture to the extent permitted by law and subject to Liens granted thereon prior to such entry into possession, and the Trustee or such other trustee or receiver may, to the extent permitted by law and subject to Liens granted thereon prior to such entry into possession, at the same time likewise take possession thereof, and (y) whenever all Events of Default shall have been cured and the possession of all or substantially all of the Mortgaged Property shall have been restored to the Company, such Excepted Property shall again be excepted and excluded from the Lien hereof to the extent set forth above; it being understood that the Company may, however, pursuant to Granting Clause Third, subject to the Lien of this Indenture any Excepted Property, whereupon the same shall cease to be Excepted Property;

TO HAVE AND TO HOLD all such property, real, personal and mixed, unto the Trustee, its successors and assigns, to its own proper use and benefit forever, subject, however, to the terms and conditions herein;

SUBJECT, HOWEVER, to Permitted Liens and to the Lien of the SCE&G 1945 Mortgage, and subject also, as to any property hereafter acquired by the Company, to all defects and limitations of title and to all Liens existing at the time of such acquisition (including, but not limited to the Lien of any Class A Mortgage) it being understood that with respect to any property which is now or hereafter becomes subject to the Lien of any Class A Mortgage, the Lien of this Indenture shall at all times be junior and subordinate to the Lien of such Class A Mortgage except as provided in Section 1208 hereof;

IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the Holders from time to time of all Outstanding Securities without any priority of any such Security over any other such Security;

PROVIDED, HOWEVER, that if, after the right, title and interest of the Trustee in and to the Mortgaged Property shall have ceased, terminated and become void in accordance with Article Thirteen hereof, the principal of and premium, if any, and interest, if any, on the Securities shall have been paid to the Holders thereof, or shall have been paid to the Company pursuant to Section 703 hereof, then and in that case, this Indenture and the estate and rights hereby granted shall cease, terminate and be void, and the Trustee shall cancel and discharge this Indenture and execute and deliver to the Company such instruments as the Company shall require to evidence the discharge hereof; and

THE PARTIES HEREBY COVENANT AND AGREE that all of the Securities are to be authenticated and delivered, and the Mortgaged Property is to be held and applied by the Trustee, subject to the further covenants, conditions and trusts hereinafter set forth, as follows:

ARTICLE ONE

Definitions and Other Provisions of General Application

SECTION 101. General Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation or, at the election of the Company from time to time, at the date of the execution and delivery of this Indenture or any Class A Mortgage which then remains in effect; provided, however, that in determining generally accepted accounting principles applicable to the Company, effect shall be given, to the extent required, to any order, rule or regulation of any administrative agency, regulatory authority or other governmental body having jurisdiction over the Company; and

(d) the words “herein”, “hereof’ and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Accountant’s Certificate” means a certificate signed by an accountant (who may be an individual, partnership or corporation), who may be an officer or employee of the Company and who need not be a certified or licensed or public accountant. An officer or a regular employee of the Company who is principally engaged in accounting work shall be deemed to be an accountant.

“Act”, when used with respect to any Holder of a Security, has the meaning specified in Section 107.

“Adjusted Net Earnings” has the meaning specified in Section 103.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct generally the management and policies or such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“amount of Net Property Additions” has the meaning specified in Section 104. “amount of Unfunded Net Property Additions” has the meaning specified in Section 104.

“Annual Interest Requirements” has the meaning specified in Section 103.

“Authenticating Agent” means any Person (other than the Company or an Affiliate of the Company) authorized by the Trustee to act on behalf of the Trustee to authenticate one or more series of Securities.

“Authorized Officer” means the Chairman of the Board, the President, any Vice President, the Treasurer, the Controller, the Secretary or any other duly authorized officer, agent or attorney-in-fact of the Company.

“Authorized Publication” means a newspaper or financial journal of general circulation, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays; or, in the alternative, shall mean such form of communication as may have come into general use for the dissemination of information of similar import to the information to be published therein pursuant to the provisions hereof. In the event that successive weekly publications in an Authorized Publication are required hereunder, they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or in different Authorized Publications. In rase, by reason of the suspension of publication of any Authorized Publication, or by reason of any other cause, it shall be impractical without unreasonable expense to make publication of any notice in an Authorized Publication as required by this Indenture, then such method of publication or notification as shall be made with the approval of the Trustee shall be deemed the equivalent of the required publication of such notice in an Authorized Publication.

“Authorized Purposes” means the authentication and delivery of Securities, the release of property, a credit and/or the withdrawal of cash under any of the provisions of this Indenture.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day”, when used with respect to a Place of Payment or any other particular location specified in the Securities or this Indenture, means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in such Place of Payment or other location are generally authorized or required by law, regulation or executive order to remain closed, except as may be otherwise specified as contemplated by Section 201.

“Class A Bonds” means bonds or other obligations now or hereafter issued and Outstanding under the SCF.G 1945 Mortgage or any other Class A Mortgage or Mortgages.

“Class A Mortgage” means the SCFATG 1945 Mortgage and each other mortgage or deed of trust or similar indenture entered into by any corporation that is subsequently merged into or consolidated with the Company and hereafter designated an additional Class A Mortgage in an indenture supplemental hereto executed and delivered in accordance with Section 1206.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body (if any) performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Order” means a written request or order or application signed in the name of the Company by an Authorized Officer and delivered to the Trustee.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 600 Peachtree Street N.E., Suite 900, Atlanta, Georgia 30308.

“corporation” means a corporation, association, company, joint stock company or business trust.

“Cost” with respect to Property Additions has the meaning specified in Section 104. “Defaulted Interest” has the meaning specified in Section 207.

“Defaulted Interest” has the meaning specified in Section 207.

“Designated Class A Bonds” means, as of the date of determination, such Class A Bonds held by the Trustee which have been designated by the Company (i) pursuant to Section 302 as the basis for the issuance and delivery of Securities, which Securities are then Outstanding, or (ii) pursuant to Section 601 as the basis of the withdrawal of cash;

“Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 1102.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

“Eligible Obligations” means:

(a) with respect to Securities denominated in Dollars, Government Obligations; or

(b) with respect to Securities denominated in a currency other than Dollars or in a composite currency, such other obligations or instruments as shall be specified with respect to such Securities, as contemplated by Section 201.

“Engineer” means a Person engaged in the engineering profession or otherwise qualified to pass on engineering matters or a Person engaged in the business of appraising property or otherwise competent to determine the value of the particular property in question, who, in each case, unless required to be Independent, may be an employee of the Company.

“Engineer’s Certificate” means a certificate signed by an Authorized Officer and by an Engineer (who or which may be selected by an Authorized Officer); provided, however, that, in connection with the release of any property from the Lien of this Indenture, the Engineer’s Certificate as to the fair value of such property, and as to the nonimpairment by reason of such release of the security of this Indenture in contravention of the provisions hereof, shall be made by an Independent Engineer if the fair value of such property and of all other property released since the commencement of the then current calendar year, as set forth in the certificates required by this Indenture, is ten per centum (10%) or more of the sum of (a) the principal amount of the Securities at the time Outstanding and (b) the principal amount of the Class A Bonds at the time Outstanding other than Class A Bonds delivered to and held by the Trustee hereunder; but such a certificate of an Independent Engineer shall not be required in the case of any release of property, if the fair value thereof as set forth in the certificates required by this Indenture is less than Twenty-five Thousand Dollars ($25,000) or less than one per centum (1%) of the sum of (x) the principal amount of the Securities at the time Outstanding and (y) the principal amount of the Class A Bonds at the time Outstanding other than Class A Bonds delivered to and held by the Trustee hereunder.

“Event of Default” has the meaning specified in Section 1101.

“Funded Cash” means:

(a) Proceeds of Released Property;

(b) any cash deposited with Trustee under Section 601; and

(c) any cash received by the Trustee which is deemed to constitute Funded Cash under Section 1202(a).

“Governmental Authority” means the government of the United States or of any State or Territory thereof or of the District of Columbia or of any county, municipality or other political subdivision of any thereof, or any department, agency, authority or other instrumentality of any of the foregoing.

“Government Obligations” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States entitled to the benefit of the full faith and credit thereof; and

(b) certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (a) above or in any specific interest or principal payments due in respect thereof; provided, however, that the custodian of such obligations or specific interest or principal payments shall be a bank or trust company (which may include the Trustee or any Paying Agent) subject to Federal or State supervision or examination with a combined capital and surplus of at least One Hundred Million Dollars ($100,000,000); and provided, further, that except as may be otherwise required by law, such custodian shall be obligated to pay to the holders of such certificates, depositary receipts or other instruments the full amount received by such custodian in respect of such obligations or specific payments and shall not be permitted to make any deduction therefrom.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 201.

“Independent”, when applied to any accountant or Engineer, means such a Person who (a) is in fact independent, (b) does not have any direct material financial interest in the Company or in any other obligor upon the Securities or in any Affiliate of the Company or of such other obligor, (c) is not connected with the Company or such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or any person performing similar functions and (d) is selected by an Authorized Officer.

“Independent Engineer’s Certificate” means a certificate signed by an Independent Engineer.

“Interest”, when used with respect to a Discount Security, means interest, if any, borne by such Security at a Stated Interest Rate.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Investment Securities” means any of the following obligations or securities on which the Company, any other obligor upon the Securities or any Affiliate of the Company or of such other obligor is not the obligor: (a) Government Obligations; (b) interest bearing deposit accounts (which may be represented by certificates of deposit) in banks (which may include the Trustee or any Paying Agent) or savings and loan associations which have (or the parent of which has) outstanding securities rated by a nationally recognized rating organization in either of the two highest rating categories (without regard to modifiers) for short term securities or in any of the three highest rating categories (without regard to modifiers) for long term securities or otherwise rated as investment grade; (c) bankers’ acceptances drawn on and accepted by commercial banks (which may include the Trustee or any Paying Agent) which have (or the parent of which has) outstanding securities rated by a nationally recognized rating organization in either of the two highest rating categories (without regard to modifiers) for short term securities or in any of the three highest rating categories (without regard to modifiers) for long term securities or otherwise rated as investment grade; (d) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, any State or Territory of the United States of America or the District of Columbia, or any political subdivision of any of the foregoing, which are rated in any of the three highest rating categories (without regard to modifiers) or are otherwise rated as investment grade by a nationally recognized rating organization; (e) bonds or other obligations of any agency or instrumentality of the United States of America; (f) commercial or finance company paper which is rated in any of the two highest rating categories (without regard to modifiers) or are otherwise rated as investment grade by a nationally recognized rating organization; (g) corporate debt securities rated in any of the three highest rating categories (without regard to modifiers) or otherwise rated as investment grade by a nationally recognized rating organization; (h) repurchase agreements with banking or financial institutions which have (or the parent of which has) outstanding securities rated by a nationally recognized rating organization in either of the two highest rating categories (without regard to modifiers) for short term securities or in any of the three highest rating categories (without regard to modifiers) for long term securities or otherwise rated as investment grade (which may include the Trustee or any Paying Agent) with respect to any of the foregoing obligations or securities; (i) securities issued by any regulated investment company (including any investment company for which the Trustee or any Paying Agent is the advisor), as defined in Section 851 of the Internal Revenue Code of 1986, as amended, or any successor section of such Code or successor federal statute, provided that the portfolio of such investment company is limited to obligations that are bonds, notes, certificates of indebtedness, treasury bills or other securities now or hereafter issued, which are guaranteed as to principal and interest by the full faith and credit of the United States of America, which portfolio may include repurchase agreements which are fully collateralized by any of the foregoing obligations; and (j) any other obligations or securities which may lawfully be purchased by the Trustee.

“Lien” means any mortgage, pledge, security interest, encumbrance, easement, lease, reservation, restriction, servitude, charge or similar right or lien of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, any filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction, and any defect or irregularity in record title.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as provided in such Security or in this Indenture, whether at the Stated Maturity, by declaration of acceleration, upon call for redemption or otherwise.

“Maturity”, when used with respect to this Indenture, has the meaning specified in Section 118.

“Mortgaged Property” means as of any particular time all property which at such time is subject to the Lien of this Indenture.

“Net Earnings Certificate” has the meaning specified in Section 103.

“Net Property Additions” has the meaning specified in Section 104.

“Officer’s Certificate” means a certificate signed by an Authorized Officer.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee.

“original fair value” has the meaning specified in Section 104.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(a) Securities which have been canceled or delivered to the Trustee for cancellation;

(b) Securities which have been deemed to have been paid in accordance with Section 1301; and

(c) Securities which have been paid pursuant to Section 206 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it and the Company that such Securities are held by bona fide purchasers in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether or not the Holders of the requisite principal amount of the Securities Outstanding under this Indenture, or the Outstanding Securities of any series or Tranche, have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether or not a quorum is present at a meeting of Holders of Securities,

(x) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor (unless the Company, such Affiliate or such obligor owns all Securities Outstanding under this Indenture, or all Outstanding Securities of each such series and each such Tranche, as the case may be, determined without regard to this clause (x)) shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver or upon any such determination as to the presence of a quorum, only Securities which the Trustee knows to be so owned shall be so disregarded; provided, however, that Securities so owned which have been pledged in good faith may be regarded as Outstanding if it is established to the reasonable satisfaction of the Trustee that the pledgee, and not the Company, any such other obligor or Affiliate of either thereof, has the right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor; and

(y) the principal amount of a Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 1102.

“Outstanding”, when used with respect to Class A Bonds, has the meaning contained in the related Class A Mortgage.

“Paying Agent” means any Person, including the Company, authorized by the Company to pay the principal of and premium, if any, or interest, if any, on any Securities on behalf of the Company.

“Periodic Offering” means an offering of Securities of a series from time to time any or all of the specific terms of which Securities, including without limitation the rate or rates of interest, if any, thereon, the Stated Maturity or Maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents at or about the time of the issuance of such Securities.

“Permitted Liens” means, at any time, any of the following:

(a) Liens for taxes, assessments and other governmental charges or requirements which are not delinquent or which are currently being contested in good faith by appropriate proceedings;

(b) mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s and carriers’ Liens, Liens or privileges of any employees of the Company for salary or wages earned, but not yet payable, and other Liens, including without limitation Liens for worker’s compensation awards, arising in the ordinary course of business for charges or requirements, in each case which are not delinquent or which are currently being contested in good faith by appropriate proceedings;

(c) Liens in respect of judgments or awards with respect to which the Company shall (i) in good faith be prosecuting an appeal or other proceeding for review and with respect to which the Company shall have secured a stay of execution pending such appeal or other proceeding or (ii) have the right to prosecute an appeal or other proceeding for review;

(d) easements, leases, reservations or other rights of others in, on and/or over, and laws, regulations and restrictions affecting, and defects and irregularities in record title to, the Mortgaged Property or any part thereof; provided, however, that such easements, leases, reservations, rights, laws, regulations, restrictions, defects and irregularities do not in the aggregate materially impair the use by the Company of the Mortgaged Property considered as a whole for the purposes for which it is held by the Company;

(e) defects or irregularities in titles to any rights-of-way and/or to real estate used or to be used primarily for right-of-way purposes or held under leases, easements, licenses or similar rights; provided, however, that (i) the Company shall have obtained from the apparent owners of the lands or estates therein covered by such rights-of-way sufficient rights, by the terms of the instruments granting such rights-of-way, leases, easements, licenses or similar rights, to the use thereof for the purposes for which the Company acquired the same, (ii) the Company has power under eminent domain, or similar statutes, to remove such defects or irregularities or (iii) such defects or irregularities may be otherwise remedied without undue effort or expense;

(f) Liens securing indebtedness neither created, assumed nor guaranteed by the Company nor on account of which it customarily pays interest upon property of the Company, existing at the date of the execution and delivery of this Indenture, or, as to property hereafter acquired, at the time of the acquisition thereof by the Company, upon real estate or rights in or relating to real estate acquired by the Company for right-of-way purposes or for telephonic, telegraphic, radio, wireless or other electronic communications purposes;

(g) leases existing at the date of the execution and delivery of this Indenture affecting property owned by the Company at said date and renewals and extensions thereof and leases (i) for a term of not more than ten (10) years (including extensions or renewals at the option of the tenant) or (ii) if for a term of more than ten (10) years, which do nc: materially impair the Company’s use of the leasehold estate in the conduct of its business, affecting property acquired by the Company after said date;

(h) Liens vested in any lessors, licensors or permitters for rent to become due or for other obligations or acts to be performed, the payment of which rent or the performance of which other obligations or acts is required under leases, subleases, licenses or permits, so long as the payment of such rent or the performance of such other obligations or acts is not delinquent or is being contested in good faith and by appropriate proceedings;

(i) controls, restrictions, obligations, duties and/or other burdens imposed by any federal, state, municipal or other law, or by rules, regulations or orders of Governmental Authorities, upon any property of the Company or the operation or use thereof or upon the Company with respect to any of its property or the operation or use thereof or with respect to any franchise, grant, license, permit or public purpose requirement, or any rights reserved to or otherwise vested in any Governmental Authorities to impose any such controls, restrictions, obligations, duties and/or other burdens;

(j) rights which Governmental Authorities may have by virtue of franchises, licenses, contracts or statutes to purchase, designate a purchaser of or order the sale of, property of the Company upon payment of cash or reasonable compensation therefor or to terminate franchises, licenses or other rights or to regulate the property and business of the Company;

(k) Liens which have been bonded for the full amounts in dispute or for the payment of which other adequate security arrangements have been made;

(l) Prepaid Liens;

(m) Liens which are not material to the operations of the Company; and

(n) a Lien which has been made a Permitted Lien pursuant to Section 1209 hereof.

“Person” means any individual, corporation, association, partnership, joint venture, trust or unincorporated organization or any Governmental Authority.

“Place of Payment”, when used with respect to the Securities of any series, or any Tranche thereof, means the place or places, specified as contemplated by Section 201, at which, subject to Section 702, principal of and premium, if any, and interest, if any, on the Securities of such series or Tranche are payable upon presentation.

“Plant or Property Operated by Others” means any Property Additions, which, within six (6) months prior to the date of actual acquisition thereof by the Company, constituted property used or operated by others in a business similar to that in which it has been or is to be used or operated by the Company, and the original fair value of which, as set forth in the certificate setting forth such value, is not less than Twenty-five Thousand Dollars ($25,000) and not less than one per centum (1%) of the sum of (A) the aggregate principal amount of all Securities then Outstanding and (B) the aggregate principal amount of Class A Bonds then Outstanding other than Class A Bonds delivered to and then held by the Trustee.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 206 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Prepaid Lien” means any Lien securing indebtedness for the payment of which money in the necessary amount shall have been irrevocably deposited in trust with the trustee or other holder of such Lien; provided, however, that if such indebtedness is to be redeemed or otherwise prepaid prior to the stated maturity thereof, any notice requisite to such redemption or prepayment shall have been given in accordance with the mortgage or other instrument creating such Lien’ or irrevocable instructions to give such notice shall have been given to such trustee or other holder.

“Proceeds of Released Property” means the aggregate of

(a) cash deposited with or received by the Trustee pursuant to the provisions of Sections 706(b), 1003(e), 1004 or 1006 hereof; and

(b) the principal amount of obligations secured by purchase money mortgage which is a Lien upon released Mortgaged Property, deposited with or received by the Trustee pursuant to Section 1003 hereof

“Property Additions” has the meaning specified in Section 104.

“Property Additions Certificate” shall mean an Accountant’s Certificate filed with the Trustee stating:

(M) the amount of Net Property Additions stated in subdivision (T) of the most recent Property Additions Certificate which contained subdivisions (N) through (T) and the date of such most recent Property Additions Certificate; provided that the first Property Additions Certificate filed shall state the amount of zero Net Property Additions and the date of January 1, 1945;

(N) the Cost and a description of the additional property to be included as Property Additions in the certificate by the Company and the Cost of such Property Additions as constitute Plant or Property Operated by Others;

(O) as to the Property Additions included in the certificate, the original fair value of such Property Additions (if the same have not been retired), as stated in the Engineer’s Certificate provided for in Section 104(a)(iii) or, in the case of Property Additions constituting Plant or Property Operated by Others, in the Independent Engineer’s Certificate provided for in Section 104(a)(iv);

(P) the amount of the Property Additions included in the certificate;

(Q) the amount, if any, of such Property Additions as constitute Plant or Property Operated by Others and the amount, if any, of such Property Additions which have been acquired, made or constructed in whole or in part through the delivery of securities or other property;

(R) the amount of Retirements, described as hereinafter provided, since the date stated in subdivision (M);

(S) the change in Net Property Additions, namely the amount stated in subdivision (P) minus the amount stated in subdivision (R), which may be less than zero;

(T) the amount of Net Property Additions as of the date of the certificate, namely the amount stated in subdivision (M) plus the amount stated in subdivision (S);

(U) the amount of Unfunded Net Property Additions and the computation thereof in the manner provided by Section 104 hereof;

(V) the amount of Unfunded Net Property Additions, if any, made the basis for the Company Order referring to the certificate; and

(W) the amount stated in subdivision (U) minus the amount, if any, stated in subdivision (V).

Subdivisions (N) through (T) may be omitted from a Property Additions Certificate if such certificate is filed within one year of the date stated in subdivision (M). Every such certificate which omits subdivisions (N) through (T) shall state whether, since the date stated in subdivision (M), the Company has made Retirements in excess of the amount stated in subdivision (W). If subdivisions (N) through (T) are contained in a Property Additions Certificate, such certificate shall also state that the properties described therein as Property Additions are, or concurrently with the granting of the Company Order referring to such certificate will become, Property Additions; that no portion of such Property Additions has been included in subdivision (N) of any other Property Additions Certificate; and that the items of property described in such certificate as Property Additions are desirable in the conduct of the business of the Company.

Property Additions and Retirements may be described for the purposes of any such Property Additions Certificate

(x) by stating the descriptive name or title of the account or accounts under or pursuant to any system of accounting with which the Company is compelled to comply by any provision of law or, if the Company is not subject to any such requirement, any standard system of accounting in general use by companies doing a similar business, to which the Cost of such Property Additions has been charged or allocated or to which such Retirements have been credited or allocated, or

(y) at the Company’s option, by furnishing the descriptive title of the project or other improvement, extension, addition, replacement or retirement, as included under Construction Work in Progress or other appropriate accounts, except that, whether the description is as provided by (x) or (y) above, the Cost and/or original fair value of Property Additions included under Construction Work in Progress or similar accounts may, if the Company so elects, be stated without including therein any part of such Cost or original fair value that is represented on the Company’s records by amounts in Construction Clearing

Accounts (such as Engineering and Supervision, General Administration, Taxes During Construction, Injuries and Damages, Interest During Construction and other similar items), „sew Business Extensions accounts and other similar accounts, and such parts need only be described by stating the descriptive name or title of such clearing or other account or accounts, and except that any Property Additions consisting of Plant or Property Operated by Others shall be briefly and separately described.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 201.

“Required Currency” has the meaning specified in Section 211.

“Responsible Officer”, when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Retired Securities” means any Securities authenticated and delivered under this Indenture which (a) no longer remain Outstanding by reason of the applicability of clause (a) or (b) in the definition of “Outstanding”, (b) have not been made the basis under any of the provisions of this Indenture of one or more Authorized Purposes, (c) have not been, and are not to be, paid, redeemed, purchased or otherwise retired by the application thereto of Funded Cash, and (d) were not authenticated and delivered on the basis of Class A Bonds (after giving effect to any provisions of this Indenture whereby Securities originally authenticated and delivered upon one basis shall be deemed to be authenticated and delivered upon another basis).

“Retirements” has the meaning specified in Section 104.

“SCE&G 1945 Mortgage” means the Indenture, dated as of January 1,1945, between the Company and Chemical Bank, successor to Central Hanover Bank and Trust Company, as heretofore and hereafter amended and supplemented.

“Securities” means any bonds, notes and other evidences of indebtedness authenticated and delivered under this Indenture.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 205.

“Special Record Date” for the payment of any Defaulted Interest on the Securities of any series means a date fixed by the Trustee pursuant to Section 207.

“Stated Interest Rate” means a rate at which an obligation by its terms is stated to bear simple interest. Any calculation or other determination to be made under this Indenture by reference to the Stated Interest Rate on a Security shall be made without regard to the effective interest cost to the Company of such Security and without regard to the Stated Interest Rate on, or the effective cost to the Company of, any other obligation for which such Security is pledged or otherwise delivered as security.

“Stated Maturity”, when used with respect to any obligation or any installment of principal thereof or interest thereon, means the date on which the principal of such obligation or such installment of principal or interest is due and payable (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension).

“Successor Corporation” has the meaning set forth in Section 1501.

“Tranche” means a principal amount of Securities which (a) are of the same series and (b) have identical terms except as to date of issuance.

“Tryst Indenture Act” means, as of any time, the Trust Indenture Act of 1939 as in force at such time.

“Trustee” means the Person named as the “trustee” in the first paragraph of this instrument until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall means the Trustee with respect to Securities of that series.

“Undesignated Class A Bonds” means, as of the date of determination, all Class A Bonds delivered to the Trustee and then held by the Trustee which are not Designated Class A Bonds.

“Unfunded Net Property Additions” has the meaning specified in Section 104.

“United States” means the United States of America.

SECTION 102. Investment of Cash Held by Trustee.

Any cash held by the Trustee or any Paying Agent under any provision of this Indenture shall, except as otherwise provided in Article Thirteen, at the request of the Company evidenced by Company Order, be invested or reinvested in Investment Securities designated by the Company, and, unless an Event of Default shall have occurred and be continuing, any interest on such Investment Securities shall be promptly paid over to the Company as received free and clear of any Lien. Such Investment Securities shall be held subject to the same provisions hereof as the cash used to purchase the same, but upon a like request of the Company shall be sold, in whole or in designated part, and the proceeds of such sale shall be held subject to the same provisions hereof as the cash used to purchase the Investment Securities so sold. If such sale shall produce a net sum less than the cost of the Investment Securities so sold, the Company shall pay to the Trustee or any such Paying Agent, as the case may be, such amount in cash as, together with the net proceeds from such sale, shall equal the cost of the Investment Securities so sold, and if such sale shall produce a net sum greater than the cost of the Investment Securities so sold, the Trustee or any such Paying Agent, as the case may be, shall promptly pay over to the Company an amount in cash equal to such excess, free and clear of any Lien, unless an Event of Default shall have occurred and be continuing.

SECTION 103. Net Earnings Certificate; Adjusted Net Earnings; Annual Interest Requirements.

“Net Earnings Certificate” means a certificate signed by an Authorized Officer and an accountant, who, unless required to be Independent, may be an officer or employee of the Company, stating:

(a) the “Adjusted Net Earnings” of the Company for a period of twelve (12) consecutive calendar months within the eighteen (18) consecutive calendar months immediately preceding the first day of the month in which the Company Order requesting the authentication and delivery under this Indenture of Securities is delivered to the Trustee, specifying:

(i) its electric utility operating revenues (which may include revenues of the Company subject to possible refund at a future date);

(ii) its electric utility operating expenses, including, without limitation to the extent so attributed, (A) expenses for repairs and maintenance, (B) expenses for taxes (other than income, profits and other taxes measured by, or dependent on, net income), (C) assessments, (D) rentals and (E) insurance, but excluding (W) provisions for reserves for renewals, replacements, depreciation, depletion or retirement of property (or any expenditures therefor), or provisions for amortization of property, (X) expenses or provisions for interest on any indebtedness of the Company, for the amortization of debt discount, premium, expense or loss on reacquired debt, for any maintenance and replacement, improvement or sinking fund or other device for the retirement of any indebtedness, or for other amortization, (Y) expenses or provisions for any non-recurring charge to income of whatever kind or nature (including without limitation the recognition of expense due to the non-recoverability of investment), whether or not recorded as an extraordinary item in the Company’s books of account, and (Z) provisions for any refund of revenues subject to possible refund at a future date;

(iii) the amount remaining after deducting the amount required to be stated in such certificate by clause (ii) above from the amount required to be stated therein by clause (i) above;

(iv) any interest, dividend, royalty or similar income; any portion of allowance for funds used during construction; plus the excess, if any, of operating revenues over operating expenses for any lines of business, on a non-consolidated basis, other than any line of business included in clauses (i) and (ii) above, calculated as provided in clauses (i) and (ii) above;

(v) the sum of the amounts required to be stated in such certificate by clauses (iii) and (iv) above;

(vi) the amount, if any, by which the amount required to be stated by clause (iv) above exceeds twenty per centum (20%) of the amount required to be stated by clause (v) above; and

(vii) the Adjusted Net Earnings of the Company for such period of twelve (12) consecutive calendar months (being the amount remaining after deducting the amount required to be stated by clause (vi) above from the sum required to be stated by clause (v) above); and

(b) the “Annual Interest Requirements”, being the interest requirements for one year, at the respective Stated Interest Rates, if any, borne prior to Maturity, upon:

(i) all Securities Outstanding hereunder at the date of such certificate, except any for the payment or redemption of which the Securities applied for are to be issued; provided, however, that, if Outstanding Securities of any series bear interest at a variable rate or rates, then the interest requirement on the Securities of such series shall -be determined by reference to the rate or rates in effect on the date next preceding the date of such certificate;

(ii) all Securities then applied for in pending Company Orders for new Securities, including the Company Order in connection with which such certificate is made; provided, however, that if Securities of any series are to bear interest at a variable rate or rates, then the interest requirement on the Securities of such series shall be determined by reference to the rate or rates to be in effect at the time of the initial authentication and delivery of such Securities; and provided, further, that the determination of the interest requirement on Securities of a series subject to a Periodic Offering shall be further subject to the provisions of Section 301(d);

(iii) all Class A Bonds Outstanding under Class A Mortgages at the date of such certificate, except those held hereunder and those for the payment or redemption of which the Securities applied for are to be issued; provided, however, that, if the Outstanding Class A Bonds of any series bear interest at a variable rate or rates, then the interest requirement on the Class A Bonds of such series shall be determined by reference to the rate or rates in effect on the date next preceding the date of such certificate; and

(iv) the principal amount of all other indebtedness (except (A) Class A Bonds held hereunder, and (B) indebtedness for the payment of which the Securities applied for are to be issued and indebtedness secured by a Prepaid Lien prior to the

Lien of this Indenture upon property subject to the Lien of this Indenture), outstanding on the date of such certificate and secured by Lien prior to the Lien of this Indenture upon any Mortgaged Property, if such indebtedness has been issued, assumed or guaranteed by the Company or if the Company customarily pays the interest upon the principal thereof; provided, however, that if any such indebtedness bears interest at a variable rate or rates, then the interest requirement on such indebtedness shall be determined by reference to the rate or rates in effect on the date next preceding the date of such certificate.

Notwithstanding anything herein to the contrary, neither profits nor losses from the sale or other disposition of property, nor extraordinary items of any kind or nature, whether items of revenue or expense, shall be included in calculating Adjusted Net Earnings in accordance with clause (a) above.

If any of the property of the Company owned by it at the time of the making of any Net Earnings Certificate (a) shall have been acquired during or after any period for which Adjusted Net Earnings of the Company are to be computed, (b) shall not have been acquired in exchange or substitution for property the net earnings of which have been included in the Adjusted Net Earnings of the Company and (c) had been operated as a separate unit and items of revenue and expense attributable thereto are readily ascertainable, then the net earnings of such property (computed in the manner in this Section provided for the computation of the Adjusted Net Earnings of the Company) during such period or such part of such period as shall have preceded the acquisition thereof, to the extent that the same have not otherwise been included in the Adjusted Net Earnings of the Company, shall be so included.

In any case where a Net Earnings Certificate is required as a condition precedent to the authentication and delivery of Securities, such certificate shall also be made and signed by an Independent public accountant, if the aggregate principal amount of Securities then applied for plus the aggregate principal amount of Securities authenticated and delivered hereunder since the commencement of the then current calendar year (other than those with respect to which a Net Earnings Certificate is not required, or with respect to which a Net Earnings Certificate made and signed by an Independent public accountant has previously been furnished to the Trustee) is ten per centum (10%) or more of the sum of (a) the principal amount of the Securities at the time Outstanding and (b) the principal amount of the Class A Bonds at the time Outstanding other than Class A Bonds delivered to and held by the Trustee hereunder; but no Net Earnings Certificate need be made and signed by any person other than an Authorized Officer of the Company and an accountant, as to dates or periods not covered by annual reports required to be filed by the Company, in the case of conditions precedent which depend upon a state of facts as of a date or dates or for a period or periods different from that required to be covered by such annual reports.

The Company may from time to time by supplemental indenture hereto modify clauses (a)(i) and (a)(ii) above to include the operating revenues and expenses of any other lines of business of the Company, without the consent of any of the Holders.

SECTION 104. Property Additions; Related Terms.

(a) “Property Additions” means all Mortgaged Property made, constructed or otherwise acquired by the Company subsequent to December 31, 1944, which the Company elects to include as Property Additions by filing with the Trustee the following:

(i) a Company Order referring to this Section;

(ii) a Property Additions Certificate, dated as of a date not more than ninety (90) days prior to the date of the Company Order referring to it, describing in subdivision (N) thereof the additional property to be included as Property Additions;

(iii) an Engineer’s Certificate, dated as of a date not more than ninety (90) days prior to the date of the Company Order referring to it,

(A) stating the signers’ opinion of the fair value (as of the date of such Engineer’s Certificate or, at the Company’s option, as of the date used in an engineer’s certificate under a Class A Mortgage as referred to below) of the property described as Property Additions in subdivision (N) of the Property Additions Certificate provided for in paragraph (ii) of this Section, except as to Property Additions constituting Plant or Property Operated by Others (such fair value shall be deemed to be the “original fair value” of such Property Additions); and

(B) stating that the Liens, if any, of the character described in clause (d) of the definition of Permitted Liens to which any property described in such subdivision (N) is subject do not, in the judgment of the signers, materially impair the use of such property for the purposes for which the same is held by the Company;

With respect to any property which was the subject of an engineer’s certificate under a Class A Mortgage which contained a statement of the signer’s opinion of the fair value or original fair value of such property, the signers of the Engineer’s Certificate under this paragraph (Hi) may rely upon the opinion of fair value or original fair value stated in such engineer’s certificate for purposes of this paragraph (iii) and may also rely on such engineer’s certificate with respect to the matters provided in subdivision (B) of this paragraph (iii).

The signers of such Engineer’s Certificate may rely on an Opinion of Counsel as to the existence and character of any Liens described in clause (d) of the definition of Permitted Liens.

(iv) in case any Property Additions are shown by the Property Additions Certificate provided for in paragraph (H) above to include Plant or Property Operated by Others and not otherwise, an Independent Engineer’s Certificate dated within ninety (90) days of the date of the Company Order referring to it, which shall contain a statement of the signer’s opinion of the fair value (as of the date of such Independent Engineer’s Certificate or, at the Company’s option, as of the date used in an independent engineer’s certificate under a Class A Mortgage as referred to below) of the property described as Property Additions which constitute Plant or Property Operated by Others (such fair value shall be deemed to be the “original fair value” of such Property Additions);

With respect to any property which was the subject of an independent engineer’s certificate under a Class A Mortgage which contained a statement of the signer’s opinion of the fair value or original fair value of such property, the signer of the Independent Engineer’s Certificate under this paragraph (iv) may rely upon the opinion of fair value or original fair value stated in such independent engineer’s certificate for purposes of this paragraph (iv).

(v) in case any Property Additions are shown by the Property Additions Certificate provided for in paragraph (ii) above to have been acquired, made or constructed in whole or in part through the delivery of securities or other property, a written appraisal of an Engineer stating, in the judgment of the Engineer, the fair value in cash of such securities or other property at the time of delivery thereof in payment for or for the acquisition of such Property Additions;

(vi) an Opinion of Counsel, dated as of a date not more than ninety (90) days prior to the date of the Company Order referring to it, to the effect:

(A) that (except as to paving, grading and other improvements to, under or upon public highways, bridges, parks or other public property of analogous character) this Indenture is, or upon the delivery of, and/or the filing and/or recording in the proper places and manner of, the instruments of conveyance, assignment or transfer, if any, specified in said opinion, will be, a Lien on all the Property Additions described in subdivision (N) of the Property Additions Certificate provided for in paragraph ;(ii) above, subject to no Lien thereon prior to the Lien of this Indenture except Permitted Liens and the Liens, described in such Opinion, of any Class A Mortgages; and

(B) that such Property Additions are owned by the Company and have not been released from the Lien of this Indenture and the Company has corporate authority to operate such Property Additions;

Such Opinion of Counsel may rely upon a substantially similar opinion of counsel delivered pursuant to a Class A Mortgage.

If, in order to render such Opinion of Counsel, the signer thereof shall deem it necessary that additional facts or matters be stated in the Property Additions Certificate, the Engineer’s Certificate or Independent Engineer’s Certificate provided for above, then such Property Additions Certificate, Engineer’s Certificate or Independent Engineer’s Certificate may state all such additional facts or matters as the signer of such Opinion of Counsel may request.

(vii) copies of the instruments of conveyance, assignment and transfer, if any, specified in the Opinion of Counsel provided for in paragraph (vi) above.

The Cost of any Property Additions and the original fair value thereof to the Company and the fair value in cash of any securities or other property so delivered in payment therefor or for the acquisition thereof and the amount of any deductions and any additions made pursuant to this Section shall be determined for the purposes of this Indenture by the appropriate certificate provided for in this Section.

There shall not be excluded from Property Additions any plant, system, equipment or other property of the Company by reason of the fact that it may be located upon or under public highways or other places not owned by the Company if such property is installed or constructed pursuant to rights held under easements, rights of way, permits, licenses, franchises and other like privileges.

The term “original fair value” of any Property Additions shall mean the fair value stated in the Engineer’s Certificate or Independent Engineer’s Certificate filed with respect to such Property Additions pursuant to this Section.

The term “amount” in respect of Property Additions shall mean the Cost to the Company thereof, or, if the original fair value of Property Additions is required to be stated in a Property Additions Certificate describing the same, then the “amount” shall mean the Cost or original fair value thereof as stated in such certificate, whichever is less.

(b) “Retirements” means the Property Additions which, subsequent to December 31, 1944, shall have become worn out or permanently unserviceable, or shall have been lost, sold, destroyed, abandoned, surrendered on lapse of title, or released from the Lien of this Indenture, or taken by eminent domain, or purchased by any governmental or public body, authority, agency or licensee pursuant to the right reserved to or vested in it by any license or franchise, or otherwise disposed of by the Company, or retired from service for any reason, or shall have permanently ceased to be used or useful in the business of the Company, in each case in the same amount as such Property Additions were included in a Property Additions Certificate.

(c) “Net Property Additions” or “amount of Net Property Additions” shall mean the balance or deficiency remaining after deducting the amount of Retirements from the amount of Property Additions. In any Property Additions Certificate containing subdivisions (N) through (T), the amount of Net Property Additions shall be the amount set forth in subdivision (T); in any other Property Additions Certificate; the amount of Net Property Additions shall be the amount set forth in subdivision (M).

In case of a Company Order, upon the basis of Property Additions, for any Authorized Purpose (or in case of the certification of Unfunded Net Property Additions for any purpose), Property Additions to be acquired or becoming such concurrently with the granting of and being made the basis of such Company Order (or certification) may, at the Company’s option, be specified therein and may, at the Company’s option, be considered and treated in such Company Order (or certification) as already acquired for the purpose of computing Property Additions, Net Property Additions, Unfunded Net Property Additions and/or the amount thereof.

(d) “Unfunded Net Property Additions” or “amount of Unfunded Net Property Additions” shall be computed as follows (calculated as of the date of any Property Additions Certificate after giving effect to any provisions of this Indenture whereby Securities originally authenticated and delivered on one basis shall be deemed to be authenticated and delivered upon another basis):

(1) the amount of Net Property Additions set forth in subdivision (T), or subdivision (M) if subdivision (T) was omitted, of the most recent Property Additions Certificate;

(2) ten-sevenths (1017) of the principal amount of Securities made the basis of the release of property or made the basis for the withdrawal of, or retired or to be retired by the use or application already made or directed (by direction filed with the Trustee) of, Proceeds of Released Property; and

(3) Proceeds of Released Property then held by the Trustee and for the withdrawal, use or application of which no other Company Order is then pending;

(4) the sum of the amounts stated in (1), (2) and (3) above;

(5) the aggregate principal amount of Securities theretofore authenticated hereunder and delivered upon the basis of Unfunded Net Property Additions or for the authentication and delivery of which upon such basis any other Company Order is then pending;

(6) the aggregate principal amount of Securities Outstanding authenticated hereunder and delivered upon the basis of a principal amount of Class A Bonds or for the authentication and delivery of which upon such basis any other Company Order is then pending;

(7) the aggregate principal amount of Class A Bonds at the time Outstanding but not held by the Trustee hereunder;

(8) the sum of the amounts stated in (5), (6) and (7) above;

(9) the amount stated in (8) above multiplied by ten-sevenths (10/7); and

(10) the amount of Unfunded Net Property Additions, namely the amount stated in (4) above less the amount stated in (9) above.

(e) The term “Cost”, when used with respect to any particular property, shall mean the cost (or, if not known, estimated cost) thereof to the Company, without deducting therefrom applicable reserves for depreciation and/or retirements. In determining cost in cases in which property, part of which constitutes Property Additions and part does not, is being or has been acquired for a consideration not divided between such parts, or, in cases where the consideration given for property is not allocated to the various items of property acquired, or, in cases where the consideration includes obligations secured by a prior Lien, the assumption or incurrence of other indebtedness, allowance for funds used during construction, allocated expenses, securities or other property, the consideration may be allocated to the various parts and items of property acquired in any reasonable manner which is in accordance with the requirements of any system of accounting with which the Company is compelled to comply by any provision of law, or, if there be no such requirements, in any manner which the Person making the certificate as to the Cost of such property deems reasonable and in accordance with generally accepted accounting principles. For the purpose of making such allocation, such Person may rely on and accept, if he deems it proper so to do, any action taken by the Company with respect to such allocation and any valuation and other reports available to such Person with respect to the property concerned, including any certificate furnished to the Trustee describing the property so acquired.

Property Additions shall not include either (i) good-will, going concern value or intangible property, or (ii) property the cost of the acquisition or construction of which, in accordance with generally accepted accounting principles, is properly chargeable to an operating expense account of the Company; provided, however, that if any Property Additions are shown by an Engineer’s Certificate provided for in this Section to include Plant or Property Operated by Others, the Cost thereof may include the amount of the consideration therefor paid or delivered for any goodwill, going concern value and intangible property simultaneously acquired for which no separate or distinct consideration shall have been paid or apportioned.

SECTION 105. Compliance Certificates and Opinions.

(a) Except as otherwise expressly provided in this Indenture, upon any Company Order to the Trustee to take any action under any provision of this Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, it being understood that in the case of any such Company Order as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular Company Order, no additional certificate or opinion need be furnished.

(b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

(c) Whenever, subsequent to the receipt by the Trustee of any resolution, certificate, opinion or other instrument, a clerical, typographical, inadvertent or unintentional insertion, omission or error shall be discovered therein, a new resolution, certificate, opinion or other instrument may be executed in the same manner as that prescribed herein for the original resolution, certificate, opinion or other instrument, except as to the date thereof, and may be substituted therefor in corrected form with the same effect as if filed and dated as was the original resolution, certificate, opinion or other instrument, as the case may be, and shall take the place of the resolution, certificate, opinion or other instrument for which substituted with the same force and effect as if originally filed in the corrected form and, irrespective of the date of actual execution thereof, shall be deemed to be dated as of the date of the instrument for which it is substituted, or in lieu of such substitution an appropriate adjustment may be made in the resolution, certificate, opinion or other instrument filed with the Trustee next following such discovery. To the extent that any such substituted resolution, certificate, opinion or other instrument or adjustment discloses that action has been taken by or at the request of the Company which could not have been taken had the original resolution, certificate, opinion or other instrument been filed in the correct form, the action so taken shall not be invalidated or rendered ineffective but the Company covenants forthwith upon the filing of such substituted resolution, certificate, opinion or other instrument or the making of such adjustment appropriately to satisfy any deficiency not fully satisfied in the interim.

SECTION 106. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more Company Orders, applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 107. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, election, waiver or other action provided by this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of Holders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders duly called and held in accordance with the provisions of Article Eighteen, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 1601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The record of any meeting of Holders shall be proved in the manner provided in Section 1806.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or may be proved in any other manner which the Trustee and the Company deem sufficient. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c) The principal amount (except as otherwise contemplated in clause (y) of the proviso to the definition of Outstanding) and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

(d) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e) Until such time as written instruments shall have been delivered to the Trustee with respect to the requisite percentage of principal amount of Securities for the action contemplated by such instruments, any such instrument executed and delivered by or on behalf of the Holder may be revoked with respect to any or all of such Securities by written notice by such Holder or any subsequent Holder, proven in the manner in which such instrument was proven.

(f) Securities of any series, or any Tranche thereof, authenticated and delivered after any Act of Holders may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any action taken by such Act of Holders. If the Company shall so determine, new Securities of any series, or any Tranche thereof, so modified as to conform, in the opinion of the Trustee and the Company, to such action may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series or Tranche.

(g) If the Company shall solicit from Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by Company Order, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of the record date.

SECTION 108. Notices, Etc. to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Trustee by any Holder or by the Company, or the Company by the Trustee or by any Holder, shall be sufficient for every purpose hereunder (unless otherwise expressly provided herein) if the same shall be in writing and delivered personally to an officer or other responsible employee of the addressee, or transmitted by telecopy, telex or other direct written electronic means, or transmitted by registered mail, charges prepaid to the applicable address set opposite such party’s name below or to such other address as either party hereto may from time to time designate:

If to the Trustee, to:

NationsBank of Georgia, National Association

600 Peachtree Street N.E., Suite 900

Atlanta, Georgia 30308

Telephone: (404) 607-4684

Telecopy: (404) 607-6534

If to the Company, to:

South Carolina Electric & Gas Company

1426 Main Street

Columbia, South Carolina 29201

Attention: Corporate Secretary

Telephone: 803-748-3000

Telecopy: 803-748-2869

Any communication contemplated herein shall be deemed to have been made, given, furnished and filed if personally delivered, on the date of delivery, if transmitted by telecopy, telex or other direct written electronic means, on the date of transmission, and if transmitted by registered mail, on the date of receipt.

SECTION 109. Notice to Holders of Securities; Waiver.

Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given, and shall be deemed given, to Holders if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

Any notice required by this Indenture may be waived in writing by the Person entitled to receive such notice, either before or after the event otherwise to be specified therein, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 110. Conflict with Trust Indenture Act.

If any provision of this Indenture limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by, or is otherwise governed by, any provision of the Trust Indenture Act, such required or governed provision shall control; and if any provision hereof otherwise conflicts with the Trust Indenture Act, the Trust Indenture Act shall control.

SECTION 111. Effect of Headings and Table of Contents.

The Article and Section headings in this Indenture and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 112. Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 113. Separability Clause.

In case any provision in this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 114. Benefits of Indenture.

Nothing in this Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 115. Governing Law.

This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of South Carolina, except to the extent that the law of any other jurisdiction shall be mandatorily applicable.

SECTION 116. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities other than a provision in Securities of any series, or any Tranche thereof, or in the indenture supplemental hereto, Board Resolution or Officer’s Certificate which establishes the terms of such Securities or Tranche, which specifically states that such provision shall apply in lieu of this Section) payment of interest or principal and premium, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day.

SECTION 117. Effect in Georgia.

This Indenture is intended by the parties hereto, as to properties now or hereafter encumbered hereby and located within the State of Georgia, to operate and is to be construed as granting a Lien only on such properties and not as a deed passing title thereto.

SECTION 118. Maturity of Indenture.

The Maturity of this Indenture shall be the later of December 31, 2093 or thirty (30) years after the latest Maturity of any Securities now or hereafter authenticated and delivered hereunder; provided that the company reserves the right to extend the Maturity of this Indenture, from time to time, by supplemental indenture without the consent of any of the Holders.

ARTICLE TWO

The Securities

SECTION 201. Amount Authorized; Issuable in Series.

The aggregate principal amount of Securities which may be secured by this Indenture shall be such aggregate principal amount as may now or hereafter from time to time be authenticated and delivered under the provisions hereof, provided, however, that until an indenture or indentures supplemental hereto shall be executed and delivered by the Company to the Trustee and filed for record in one or more places as may be required to make effective the Lien of this Indenture, increasing or decreasing the amount of future advances and other indebtedness and sums which may be secured by this Indenture, this Indenture shall secure future advances and other indebtedness and sums not to exceed in the aggregate Five Billion Dollars ($5,000,000,000), and all such advances and other indebtedness and sums shall be secured by this Indenture equally, to the same extent and with the same priority, as the amount originally advanced on the security of this Indenture, viz.: One Thousand Dollars ($1,000) and such advances and other indebtedness and sums may be made or become owing and may be repaid and again made or become owing and the amount so stated shall be considered only as the total amount of such advances and other indebtedness and sums as may be outstanding at one time. Upon the execution, delivery and filing for record of such indenture or indentures supplemental hereto, increasing or decreasing the amount of future advances and other indebtedness and sums which may be secured by this Indenture, the amount of future advances and other indebtedness and sums which may be secured by this Indenture shall be the amount stated in the last such indenture supplemental hereto. No such indenture shall decrease the amount of future advances and other indebtedness and sums which may be secured by this Indenture to an amount less than the amount of such future advances and other indebtedness and sums then secured by this Indenture.

The Securities may be issued in one or more series. Subject to the last paragraph of this Section and Article Nineteen, there shall be established in one or more supplemental indentures, Board Resolutions, or Officer’s Certificates pursuant to supplemental indentures or Board Resolutions (provided, however, that the information contemplated by clauses (a) and (b) below, to the extent required by law to extend the benefit of the Lien of this Indenture to the Holders of the Securities of the series established thereby, shall be set forth in a supplemental indenture), prior to the issuance of Securities of any series:

(a) the title of the Securities of such series (which shall distinguish the Securities of such series from Securities of all other series);

(b) any limit upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 204, 205, 206, 906 or 1706 and except for any Securities which, pursuant to Section 203, are deemed never to have been authenticated and delivered hereunder);

(c) the Person or Persons (without specific identification) to whom interest on Securities of such series, or any Tranche thereof, shall be payable on any Interest Payment Date, if other than the Person or Persons in whose name such Securities (or one or more Predecessor Securities) are registered at the close of business on the Regular Record Date for such interest;

(d) the date or dates on which the principal of the Securities of such series shall- be payable or the method of determining such date or dates;

(e) the rate or rates at which the Securities of such series, or any Tranche thereof, shall bear interest, if any (including the rate or rates at which overdue principal, premium or interest shall bear interest, if any), or any method or methods by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on such Securities on any Interest Payment Date; and the basis of computation of interest, if other than as provided in Section 210;

(f) the place or places where (i) the principal of and premium, if any, and interest, if any, on Securities of such series, or any Tranche thereof, shall be payable, (ii) registration of transfer of Securities of such series, or any Tranche thereof, may be effected, (iii) Securities of such series, or any Tranche thereof, may be exchanged and (iv) notices and demands to or upon the Company in respect of the Securities of such series, or any Tranche thereof, and this Indenture may be served;

(g) the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of such series, or any Tranche thereof, may be redeemed, in whole or in part, at the option of the Company;

(h) the obligation, if any, of the Company to redeem or purchase the Securities of such series, or any Tranche thereof, pursuant to any sinking fund or analogous provisions or, at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which such Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(i) the denominations, if any, in which Securities of such series, or any Tranche thereof, shall be issuable if other than denominations of $1,000 and any integral multiple thereof;

(j) the currency or currencies, including composite currencies, in which payment of the principal of and premium, if any, and interest, if any, on the Securities of such series, or any Tranche thereof, shall be payable (if other than in Dollars); provided, that, unless otherwise expressly provided herein, for purposes of calculations under this Indenture (including calculations of Annual Interest Requirements contemplated by Section 103 and calculations of principal amount under Articles Three through Six), any amounts denominated in a currency other than Dollars or in a composite currency shall be converted to Dollar equivalents by calculating the amount of Dollars which could have been purchased by the amount of such other currency based (i) on the average of the mean of the buying and selling spot rates quoted by three banks which are members of the New York Clearing House Association selected by the Company in effect at 11:00 A.M. (New York time) in The City of New York on the fifth Business Day preceding the date of such calculation or (ii) on such other quotations or alternative methods of determination as shall be selected by an Authorized Officer and which shall be reasonably acceptable to the Trustee;

(k) if the principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, are to be payable, at the election of the Company or a

Holder thereof, in a coin or currency other than that in which the Securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

(l) if the principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, are to be payable, or are to be payable at the election of the Company or a Holder thereof, in securities or other property, the type and amount of such securities or other property, or the method by which such amount shall be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made; provided, however, that, notwithstanding any provision of this Indenture to the contrary, for purposes of calculations under this Indenture, any such election shall be disregarded;

(m) if the amount of payments of principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, may be determined with reference to an index or other fact or event ascertainable outside of this Indenture, the manner in which such amounts shall be determined;

(n) if other than the principal amount thereof, the portion of the principal amount of Securities of such series, or any Tranche thereof, which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 1102;

(o) the terms, if any, pursuant to which the Securities of such series, or any Tranche thereof, may be converted into or exchanged for shares of capital stock or other securities of the Company or any other Person;

(p) the obligations or instruments, if any, which shall be considered to be Eligible Obligations in respect of the Securities of such series, or any Tranche thereof, denominated in a currency other than Dollars or in a composite currency, and any additional or alternative provisions for the reinstatement of the Company’s indebtedness in respect of such Securities after the satisfaction and discharge thereof as provided in Section 1301;

(q) if a service charge will be made for the registration of transfer or exchange of Securities of such series, or any Tranche thereof, the amount or terms thereof;

(r) any exceptions to Section 116, or variation in the definition of Business Day, with respect to the Securities of such series, or any Tranche thereof; and

(s) any other terms of the Securities of such series, or any Tranche thereof, not inconsistent with the provisions of this Indenture.

With respect to Securities of a series subject to a Periodic Offering, the indenture supplemental hereto or the Board Resolution which establishes such series or the Officer’s Certificate pursuant to such supplement] indenture or Board Resolution, as the case may be, may provide general terms or parameters for Securities of such series and provide either that the specific terms of the Securities of such series, or any Tranche thereof, shall be specified in a Company

Order or that such terms shall be determined by the Company or its agents in accordance with procedures specified in a Company Order as contemplated by clause (b) of Section 301.

SECTION 202. Denominations.

Unless otherwise provided as contemplated by Section 201 with respect to any series of Securities, or any Tranche thereof, the Securities of each series shall be issuable in denominations of $1,000 and any integral multiple thereof.

SECTION 203. Execution, Dating, Certificate of Authentication.

Unless otherwise provided as contemplated by Section 201 with respect to any series of the Securities, the Securities shall be executed on behalf of the Company by an Authorized Officer, and may have the corporate seal of the Company affixed thereto or reproduced thereon and attested by any other Authorized Officer. The signature of any or all of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time Authorized Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

Unless otherwise provided as contemplated by Section 201 with respect to any series of the Securities, each Security shall be dated the date of its authentication.

Unless otherwise provided as contemplated by Section 201 with respect to any series of the Securities, no Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee or an Authenticating Agent by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder to the Company, or any Person acting on its behalf, but shall never have been issued and sold by the Company, and the Company shall deliver such Security to the Security Registrar for cancellation or shall cancel such Security and deliver evidence of such cancellation to the Trustee, in each case as provided in Section 209, together with a written statement (which need not comply with Section 105 and need not be accompanied by an Officer’s Certificate or an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits hereof.

SECTION 204. Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed, photocopied or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities; provided, however, that temporary Securities need not recite specific redemption, sinking fund, conversion or exchange provisions.

After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company maintained pursuant to Section 702 in a Place of Payment for such series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor definitive Securities of the same series, of authorized denominations and of like tenor and aggregate principal amount.

Until exchanged in full as hereinabove provided, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and Tranche and of like tenor authenticated and delivered hereunder.

SECTION 205. Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept in each office designated pursuant to Section 702 a register (all registers kept in accordance with this Section being collectively referred to herein as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and the registration of transfer thereof. All Persons maintaining a Security Register are referred to herein collectively as the “Security Registrar”. Anything herein to the contrary notwithstanding, the Company may designate one or more of its offices as an office in which the Security Register shall be maintained, in which event the Company shall act as Security Registrar.

Upon surrender for registration of transfer of any Security at the office or agency of the Company maintained pursuant to Section 702 in a Place of Payment for such series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount.

At the option of the Holder, any Security may be exchanged for one or more new Securities of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at any such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee or any Security Registrar) be duly endorsed or shall be accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee or any Security Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

Unless otherwise provided as contemplated by Section 201 with respect to Securities of any series, or any Tranche thereof, no service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 204, 906 or 1706 not involving any transfer.

The Company shall not be required to issue and the Security Registrar shall not be required to register the transfer of or to exchange (a) Securities of any series during a period of fifteen (15) days immediately preceding the date notice will be given identifying the serial numbers of the Securities of such series called for redemption or (b) any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

As contemplated by Section 1701(h), the Company, by supplemental indenture, may provide with respect to a non-certificated system of registration for all, or any series or Tranche of, the Securities that the provisions of this Section, in whole or in part, shall not be applicable thereto.

SECTION 206. Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, together with evidence satisfactory to the Company and the Trustee as to the destruction of the missing portion of such Security and such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that the missing portion of such Security is held by a Person purporting to be the owner of such Security, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the ownership of and the destruction, loss or theft of any Security and (b) such security or indemnity as may be reasonably required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security is held by a Person purporting to be the owner of such Security, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and Tranche, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

Notwithstanding the foregoing, in case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security when due.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone other than the Holder of the new Security, and any such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 207. Payment of Interest; Interest Rights Preserved.

Unless otherwise provided as contemplated by Section 201 with respect to the Securities of any series, or any Tranche thereof, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the related Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below.

(a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a date (the “Special Record Date”) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than sixty (60) days and not less than ten (10) days prior to the date of the proposed payment and not less than ninety (90) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall, not less than ten (10) days prior to such Special Record Date, cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series as shown, and to the address of such Holder as it appears, in the Security Register. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date; or

(b) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 208. Persons Deemed Owners.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and premium, if any, and interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and the Company, the Trustee and any agent of the Company or the Trustee shall not be affected by notice to the contrary.

SECTION 209. Cancellation by Security Registrar.

All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Security Registrar, be delivered to the Security Registrar and, if not theretofore canceled, shall be promptly canceled by the Security Registrar. The Company at any time may surrender to the Security Registrar for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever or any Securities which shall not have been authenticated and delivered, and all Securities so surrendered shall be promptly canceled by the Security Registrar. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Security Registrar shall be disposed of in accordance with a Company Order and the Security Registrar shall promptly deliver a certificate of disposition to the Company unless, by a Company Order, the Company shall direct that canceled Securities be returned to it. The Security Registrar shall promptly deliver evidence of any cancellation of a Security in accordance with this Section 209 to the Trustee and the Company.

SECTION 210. Computation of Interest.

Except as otherwise specified as contemplated by Section 201 for Securities of any series, or any Tranche thereof, interest on the Securities of each series shall be computed on the basis of a three hundred sixty (360) day year consisting of twelve thirty (30) day months.

SECTION 211. Payment to Be in Proper Currency.

In the case of any Securities denominated in any currency other than United States Dollars or in a composite currency (the “Required Currency”), except as otherwise provided therein, the obligation of the Company to make any payment of the principal thereof, or the premium, if any, or interest, if any, thereon, shall not be discharged or satisfied by payment in any currency other than the Required Currency. If the Trustee shall receive funds in respect of any such payment in a currency other than the Required Currency, the Trustee may take such actions as it considers appropriate to exchange such currency for the Required Currency. The costs and risks of any such exchange, including without limitation the risks of delay and exchange rate fluctuation, shall be borne by the Company and the Company shall remain fully liable for any shortfall or delinquency in the full amount of Required Currency then due and payable.

SECTION 212. Forms Generally.

The definitive Securities of each series shall be in substantially the forms established in the indenture supplemental hereto establishing such series, or in a Board Resolution relating to such series, or in an Officer’s Certificate pursuant to such a supplemental indenture or Board Resolution, in any case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the forms of Securities of any series are established in a Board Resolution or in an Officer’s Certificate pursuant to a Board Resolution, such Board Resolution and Officer’s Certificate, if any, shall be delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 301 for the authentication and delivery of such Securities.

The definitive Securities shall be produced in such manner as shall be determined by the officers executing such Securities, as evidenced by their execution thereof.

SECTION 213. Form of Trustee’s Certificate of Authentication.

Unless otherwise provided as contemplated by Section 201 with respect to any series of the Securities and approved by the Trustee, the Trustee’s certificate of authentication shall be in substantially the form set forth below:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

as Trustee

BY:
Authorized Signatory

ARTICLE THREE

Issuance of Securities

SECTION 301. General.

Subject to the provisions of Section 302, 401, 501 or 601, whichever may be applicable, the Trustee shall authenticate and deliver Securities of a series, for original issue, at one time or from time to time in accordance with the Company Order referred to below, upon receipt by the Trustee of:

(a) a supplemental indenture, a Board Resolution or an Officer’s Certificate pursuant to a supplemental indenture or a Board Resolution, as provided in Section 201;

(b) a Company Order requesting the authentication and delivery of such Securities and, to the extent that the terms of such Securities shall not have been established in an indenture supplemental hereto, in a Board Resolution or in an Officer’s Certificate pursuant to such supplemental indenture or Board Resolution, all as contemplated by Section 201, either establishing such terms or, in the case of Securities of a series subject to a Periodic Offering, specifying procedures, acceptable to the Trustee, by which such terms are to be established (which procedures may provide for authentication and delivery pursuant to oral or electronic instructions from the Company or any agent or agents thereof, which oral instructions are to be promptly confirmed electronically or in writing);

(c) such Securities, executed on behalf of the Company by an Authorized Officer, unless a non-certificated system of registration shall be utilized for such Securities;

(d) a Net Earnings Certificate showing the Adjusted Net Earnings of the Company for the period therein specified to have been not less than an amount equal to twice the Annual Interest Requirements therein specified, all in accordance with the provisions of Section 103; provided, however, that the Trustee shall not be entitled to receive a Net Earnings Certificate hereunder with respect to Securities which are to have no Stated Interest Rate prior to Maturity; and provided, further, that, with respect to Securities of a series subject to a Periodic Offering, other than Securities of such series theretofore authenticated and delivered, (i) the Company may assume in such Net Earnings Certificate that none of such Securities shall have a Stated Interest Rate in excess of a maximum rate to be stated therein, provided, however, that no Securities which would have a Stated Interest Rate at the time of the initial authentication and delivery thereof in excess of such maximum rate shall be authenticated and delivered under the authority of such Net

Earnings Certificate and (ii) the Trustee shall be entitled to receive such Net Earnings Certificate only once, at or prior to the time of the first authentication and delivery of such Securities;

(e) an Opinion of Counsel to the effect that:

(i) the forms of such Securities have been duly authorized by the Company and have been established in conformity with the provisions of this Indenture;

(ii) the terms of such Securities have been duly authorized by the Company and have been established in conformity with the provisions of this Indenture; and

(iii) such Securities, when authenticated and delivered by the Trustee and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will have been duly issued under this Indenture and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by this Indenture, and enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of mortgagees’ and other creditors’ rights and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

provided, however, that, with respect to Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to receive such Opinion of Counsel only once at or prior to the time of the first authentication and delivery of such Securities and that, in lieu of the opinions described in clauses (ii) and (iii) above, Counsel may state, respectively, that

(x) when the terms of such Securities shall have been established pursuant to a Company Order or Orders or pursuant to such procedures as may be specified from time to time by a Company Order or Orders, all as contemplated by Section 201, such terms will have been duly authorized by the Company and will have been established in conformity with the provisions of this Indenture; and

(y) such Securities, when authenticated and delivered by the Trustee in accordance with this Indenture and the Company Order or Orders or the specified procedures referred to in paragraph (x) above and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will have been duly issued under this Indenture and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by this Indenture, and enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of mortgagees’ and other creditors’ rights and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(f) an Officer’s Certificate to the effect that, to the knowledge of the signer, no Event of Default has occurred and is continuing; provided, however, that with respect to Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to receive such Officer’s Certificate only once at or prior to the time of the first authentication and delivery of such Securities and that such Officer’s Certificate shall state that the statements therein shall be deemed to be made at the time of each subsequent authentication and delivery of such Securities; and

(g) such other Opinions of Counsel, certificates and documents as may be required under Section 302, 401, 501 or 601, whichever may be applicable to the authentication and delivery of such Securities.

With respect to Securities of a series subject to a Periodic Offering, the Trustee may conclusively rely, as to the authorization by the Company of any of such Securities, the forms and terms thereof, the legality, validity, binding effect and enforceability thereof and the compliance of the authentication and delivery thereof with the terms and conditions of this Indenture, upon the Opinion or Opinions of Counsel and the certificates and other documents delivered pursuant to this Article Three at or prior to the time of the first authentication and delivery of such Securities until any of such opinions, certificates or other documents have been superseded or revoked or expire by their terms. In connection with the authentication and delivery of Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to assume that the Company’s instructions to authenticate and deliver such Securities do not violate any applicable laws, or any applicable rules, regulations or orders of, any governmental agency or commission having jurisdiction over the Company.

SECTION 302. Issuance of Securities on the Basis of Class A Bonds.

(a) Securities of any one or more series may be authenticated and delivered upon the basis of, and in an aggregate principal amount not exceeding, the aggregate principal amount of Class A Bonds issued and delivered to the Trustee for such purpose.

(b) Securities shall be authenticated and delivered by the Trustee upon the basis of the issuance and delivery to the Trustee of Class A Bonds upon receipt by the Trustee of:

(i) the documents with respect to such Securities specified in Section 301; provided, however, that no Net Earnings Certificate shall be required to be delivered if there shall be delivered an Officer’s Certificate to the effect that such Class A Bonds have been authenticated and delivered under the related Class A Mortgage on the basis of retired Class A Bonds which were not previously held by the Trustee hereunder unless:

(A) the Stated Maturity of such retired Class A Bonds is a date more than two years after the date of the Company Order requesting the authentication and delivery of such Securities; and

(B) the Stated Interest Rate, if any, on such retired Class A Bonds in effect immediately prior to their Maturity was less than the Stated Interest

Rate, if any, on such Securities to be in effect upon the initial authentication and delivery thereof;

and provided further, however, that no Net Earnings Certificate shall be required to be delivered if there shall be delivered an Officer’s Certificate specifying certain Securities not then Outstanding and stating that such specified Securities were theretofore authenticated and delivered, in an aggregate principal amount not less than the aggregate principal amount of Securities to be authenticated and delivered, on the basis of Class A Bonds, and have not theretofore been specified in an Officer’s Certificate under this proviso unless

(1) the Stated Maturity of such specified Securities is a date more than two years after the date of the Company Order requesting the authentication and delivery of the Securities to be authenticated and delivered; and

(2) the Stated Interest Rate, if any, on such specified Securities in effect immediately prior to their Maturity was less than the Stated Interest Rate, if any, on the Securities to be authenticated and delivered to be in effect upon the initial authentication and delivery thereof;

(ii) Undesignated Class A Bonds which (A) the Company designates as the basis of the authentication and delivery of such Securities, (B) shall be redeemable at the demand of the Trustee on or after an Event of Default hereunder, (C) may, but need not, bear interest, (D) may, but need not, contain provisions for the redemption thereof at the option of the Company, any such redemption to be made at a redemption price or prices not less than the principal amount thereof, (E) may mature on any date or dates after such designation and (F) shall be held by the Trustee in accordance with Article Twelve; and

(iii) an Opinion of Counsel to the effect that:

(A) the forms of such Class A Bonds have been duly approved by the Company and have been established in conformity with the provisions of the related Class A Mortgage;

(B) the terms of such Class A Bonds have been duly authorized by the Company and have been established in conformity with the provisions of the related Class A Mortgage; and

(C) such Class A Bonds have been duly issued under the related Class A Mortgage and constitute valid and legally binding obligations of the Company, entitled to the benefits provided by such Class A Mortgage, and are enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of mortgagees’ and other creditors’ rights and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

provided, however, that, with respect to Class A Bonds to be delivered to the Trustee periodically in connection with the issuance of Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to receive such Opinion of Counsel only once at or prior to the time of the first authentication and delivery of Securities of such series and that, in lieu of the opinions described in clauses (B) and (C) above, Counsel may state, respectively, that

(X) when the terms of such Class A Bonds shall have been established in accordance with the instrument or instruments creating the series of which such Class A Bonds are a part, such terms will have been duly authorized by the Company and will have been established in conformity with the provisions of the related Class A Mortgage; and

(Y) such Class A Bonds, when authenticated and delivered by the trustee under the related Class A Mortgage in accordance with such instrument or instruments and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will have been duly issued under such Class A Mortgage, and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by such Class A Mortgage, and enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of mortgagees’ and other creditors’ rights and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

ARTICLE FOUR

SECTION 401. Issuance of Securities on the Basis of Property Additions.

(a) Securities of any one or more series may be authenticated and delivered upon the basis of Property Additions in an aggregate principal amount not exceeding seventy per centum (70%) of the amount of Unfunded Net Property Additions.

(b) Securities shall be authenticated and delivered by the Trustee upon the basis of Property Additions upon receipt by the Trustee of:

(i) the documents with respect to such Securities specified in Section 301; and

(ii) a Property Additions Certificate, dated within ninety (90) days of the date of the Company Order referring to it, stating that there will exist, as of the date of such certificate, Unfunded Net Property Additions in an amount not less than zero after deducting the amount of Unfunded Net Property Additions made the basis of the authentication and delivery of such Securities.

(c) As long as any Property Additions are subject to the Lien of any Class A Mortgage which is not a Permitted Lien, no Securities shall be authenticated and delivered under this Article unless (1) the Property Additions Certificate referred to above includes, in subdivision

(N), Property Additions in an amount equal to ten-sevenths (1017) of the principal amount of such Securities, (2) such Property Additions Certificate states that such Property Additions are not included in Retirements, (3) such Property Additions have not been theretofore used as the basis of the authentication and delivery of Securities under this Section or the withdrawal of cash under Section 601, and (4) the Trustee receives an Opinion of Counsel which states that such Property Additions are not subject to the Lien of any Class A Mortgage which is not a Permitted Lien.

ARTICLE FIVE

SECTION 501. Issuance of Securities on the Basis of Retired Securities.

(a) Securities of any one or more series may be authenticated and delivered upon the basis of, and in an aggregate principal amount not exceeding the aggregate principal amount of, Retired Securities.

(b) Securities shall be authenticated and delivered by the Trustee upon the basis of Retired Securities upon receipt by the Trustee of:

(i) the documents with respect to such Securities specified in Section 301; provided, however, that no Net Earnings Certificate shall be required to be delivered unless:

(A) the Stated Maturity of the Retired Securities to be made the basis of the authentication and delivery of such Securities under this Section shall be a date more than two years after the date of the Company Order requesting the authentication and delivery of such Securities; and

(B) the Stated Interest Rate, if any, on such Retired Securities in effect immediately prior to their Maturity shall be less than the Stated Interest Rate, if any, on such Securities to be in effect upon the initial authentication and delivery thereof; and

(ii) an Officer’s Certificate stating that Retired Securities, specified by series, in an aggregate principal amount not less than the aggregate principal amount of Securities to be authenticated and delivered, have theretofore been authenticated and delivered and, as of the date of such Officer’s Certificate, constitute Retired Securities and are the basis for the authentication and delivery of such Securities.

ARTICLE SIX

SECTION 601. Issuance of Securities on the Basis of the Deposit of Cash with Trustee.

(a) Securities of any one or more series may be authenticated and delivered upon the basis of, and in an aggregate principal amount not exceeding the amount of, any deposit with the Trustee of cash for such purpose.

(b) Securities shall be authenticated and delivered by the Trustee upon the basis of the deposit of cash upon receipt by the Trustee of the documents with respect to the Securities of such series specified in Section 301, together with cash equal to the aggregate principal amount of such Securities.

(c) All cash deposited with the Trustee under the provisions of this Section, and all cash required by Section 1202 (a) to be applied in accordance with the provisions of this Section, shall be held by the Trustee as a part of the Mortgaged Property and may be withdrawn from time to time by the Company on the basis of Unfunded Net Property Additions, Retired Securities or Undesignated Class A Bonds upon receipt by the Trustee of a Company Order requesting such withdrawal together with

1. a Property Additions Certificate, dated within ninety (90) days of the date of the Company Order referring to it, stating that there will exist, as of the date of such Certificate, Unfunded Net Property Additions in an amount not less than zero after deducting, as the basis for such withdrawal, an amount of Unfunded Net Property Additions equal to ten-sevenths (10/7) of the amount of cash to be withdrawn; or

2. an Officer’s Certificate stating that Retired Securities, specified by series, in an aggregate principal amount equal to the amount of the cash to be withdrawn, have theretofore been authenticated and delivered and, as of the date of such Officer’s Certificate, constitute Retired Securities and are the basis for such withdrawal; or

3. Undesignated Class A Bonds, equal in principal amount to the amount of cash to be withdrawn, which (A) the Company designates as the basis for such withdrawal, (B) shall be redeemable at the demand of the Trustee on or after an Event of Default hereunder, (C) may, but need not, bear interest, (D) may, but need not, contain provisions for the redemption thereof at the option of the Company, any such redemption to be made at a redemption price or prices not less than the principal amount thereof, (E) may mature on any date or dates after such designation and (F) shall be held by the Trustee in accordance with Article Twelve; together with an Opinion of Counsel to the same effect as the Opinion of Counsel described in Section 302(b)(iii).

In each case, the Securities which were authenticated and delivered on the basis of such withdrawn cash shall be thereafter deemed to have been authenticated and delivered on the basis described in such Company Order.

(d) If at any time the Company shall so direct, any sums deposited with the Trustee under the provisions of this Section may be used or applied to the purchase, redemption or payment of Securities in the manner and subject to the conditions provided in clauses (d) and (e) of Section 1005; provided, however, that, none of such cash shall be applied to the payment of more than the principal amount of any Securities so purchased, redeemed or paid, except to the extent that the aggregate principal amount of all Securities theretofore, and of all Securities then to be, purchased, redeemed and/or paid with cash deposited under this Section is not less than the aggregate cost for principal, premium, if any, interest, if any, and brokerage commission, if any, on or with respect to all Securities theretofore, and on or with respect to all Securities then to be, purchased, redeemed and/or paid with cash so deposited.

(e) As long as any Property Additions are subject to the Lien of any Class A Mortgage which is not a Permitted Lien, no cash shall be withdrawn under this Article on the basis of Unfunded Net Property Additions unless (1) the Property Additions Certificate referred to above includes, in subdivision (N), Property Additions in an amount equal to ten-sevenths (10/7) of the amount of cash to be withdrawn, (2) such Property Additions Certificate states that such Property Additions are not included in Retirements, (3) such Property Additions have not been theretofore used as the basis of the withdrawal of cash under this Article or the authentication and delivery of Securities under Section 401, and (4) the Trustee receives an Opinion of Counsel which states that such Property Additions are not subject to the Lien of any Class A Mortgage which is not a Permitted Lien.

ARTICLE SEVEN

Covenants

SECTION 701. Lawful Possession; Maintenance of Lien.

At the date of the execution and delivery of this Indenture, the Company is lawfully possessed of the Mortgaged Property and has good right and lawful authority to mortgage and pledge the Mortgaged Property. The Company shall maintain and preserve the Lien of this Indenture so long as any Securities shall remain Outstanding.

SECTION 702. Maintenance of Office or Agency.

The Company shall maintain in each Place of Payment for the Securities of any series, or any Tranche thereof, and may maintain at such other locations as it shall determine, an office or agency where such Securities may be presented or surrendered for payment, where such Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of such Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency and notice to the Holders of any such change. If at any time the Company shall fail to maintain any such required office or agency in respect of Securities of any series, or any Tranche thereof, or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders of such Securities may be made and notices and demands may be made or served at the Corporate Trust Office of the Trustee, and, in any such event, the Company hereby appoints the Trustee as its agent to receive such respective presentations, surrenders, notices and demands.

Anything herein to the contrary notwithstanding, any office or agency required by this Section may be maintained at an office of the Company, in which event the Company shall perform all functions to be performed at such office or agency.

SECTION 703. Money for Securities Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to the Securities of any series, or any Tranche thereof, it shall, on or before each due date of the principal of and premium, if any, or interest, if any, on any of such Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for the Securities of any series, or any Tranche thereof, it shall, on or before each due date of the principal of and premium, if any, or interest, if any, on such Securities, deposit with such Paying Agents sums sufficient (without duplication) to pay the principal and premium or interest so becoming due, such sums to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act.

The Company shall cause each Paying Agent for the Securities of any series, or any Tranche thereof, other than the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(a) hold all sums held by it for the payment of the principal of and premium, if any, or interest, if any, on such Securities or Tranche in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any payment of principal of and premium, if any, or interest, if any, on such Securities or Tranche; and

(c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent and furnish to the Trustee such information as it possesses regarding the names and addresses of the Persons entitled to such sums.

The Company may at any time pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent and, if so stated in a Company Order delivered to the Trustee, in accordance with the provisions of Article Thirteen; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee (other than money held under the provisions of Article Thirteen) or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and premium, if any, or interest, if any, on any Security and remaining unclaimed for two years after such principal and premium, if any, or interest, if any, has become due and payable shall be paid to the Company on Company Order, or, if then held by the Company, shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment to the Company, may at the expense of the Company cause to be mailed, on one occasion only, notice to such Holder that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such mailing, any unclaimed balance of such money then remaining will be paid to the Company.

SECTION 704. Payment of Taxes; Discharge of Liens.

The Company shall pay all taxes and assessments and other governmental charges lawfully levied or assessed upon the Mortgaged Property, or upon any part thereof, or upon the interest of the Trustee in the Mortgaged Property, before the same shall become delinquent, and will use its best efforts to duly observe and conform in all material respects to all valid requirements of any Governmental Authority relative to any of the Mortgaged Property, and all covenants, terms and conditions upon or under which any of the Mortgaged Property is held; and the Company shall not suffer any Lien to be hereafter created upon the Mortgaged Property, or any part thereof, prior to the Lien hereof, other than Permitted Liens and other than, in the case of property hereafter acquired, vendors’ Liens, purchase money mortgages and any other Lien thereon at the time of the acquisition thereof (including, but not limited to, the Lien of any Class A Mortgage); provided, however, that nothing in this Section contained shall require the Company (i) to observe or conform to any requirement of any Governmental Authority or to cause to be paid or discharged, or to make provision for, any such Lien, or to pay any such tax, assessment or governmental charge so long as the validity thereof shall be contested in good faith and by appropriate legal proceedings; (ii) to pay, discharge or make provisions for any tax, assessment or other governmental charge, the validity of which shall not be so contested if adequate security for the payment of such tax, assessment or other governmental charge and for any penalties or interest which may reasonably be anticipated from failure to pay the same shall be given to the Trustee; and (iii) to pay, discharge or make provisions for any Liens existing on the Mortgaged Property at the date of execution and delivery of this Indenture.

SECTION 705. Payment of Securities.

The Company shall pay the principal of and premium, if any, and interest, if any, on the Securities of each series in accordance with the terms of such Securities and this Indenture.

SECTION 706. Insurance.

(a) The Company shall (i) keep or cause to be kept all the Property Additions insured against loss by fire, to the extent that property of similar character is usually so insured by companies similarly situated and operating like properties, to a reasonable amount, by reputable insurance companies, any loss, except as to materials and supplies and except as to any particular loss less than the greater of Ten Million Dollars ($10,000,000) and three per centum (3%) of the sum of (x) the principal amount of Securities Outstanding on the date of such particular loss and

(y) the principal amount of the Class A Bonds Outstanding on the date of such particular loss, other than Class A Bonds delivered to and held by the Trustee hereunder, to be made payable, subject to applicable law, to the Trustee as the interest of the Trustee may appear, or to the trustee of a Class A Mortgage or to the trustee or other holder of any mortgage or other Lien prior hereto upon property subject to the Lien hereof, if the terms thereof require losses so to be made payable, or (ii), in lieu of or supplementing such insurance in whole or in part, adopt some other method or plan of protection against loss by fire at least equal in protection to the method or plan of protection against loss by fire of companies similarly situated and operating properties subject to similar fire hazards or properties on which an equal primary fire insurance rate has been set by reputable insurance companies; and if the Company shall adopt such other method or plan, it shall, subject to applicable law and except as to materials and supplies and except as to any particular loss less than the greater of Ten Million Dollars ($10,000,000) and three per centum (3%) of the sum of (x) the principal amount of Securities Outstanding on the date of such particular loss and (y) the principal amount of the Class A Bonds Outstanding on the date of such particular loss, other than Class A Bonds delivered to and held by the Trustee hereunder, pay to the Trustee on account of any loss sustained by reason of the destruction or damage of such property by fire, an amount of cash equal to such loss less any amounts otherwise paid to the Trustee or to the trustee of a Class A Mortgage or to the trustee or other holder of any mortgage or other Lien prior hereto upon property subject to the Lien hereof, if the terms thereof require losses so to be paid. Any amounts of cash so required to be paid by the Company pursuant to any such method or plan shall for the purposes of this Indenture be deemed to be proceeds of insurance. In case of the adoption of such other method or plan of protection, the Company shall furnish to the Trustee a certificate of an actuary or other qualified person appointed by the Company with respect to the adequacy of such method or plan.

Anything herein to the contrary notwithstanding, the Company may have fire insurance policies with (i) a deductible provision in a dollar amount per occurrence not exceeding the greater of Ten Million Dollars ($10,000,000) and three per centum (3%) of the sum of (x) the principal amount of the Securities Outstanding on the date such policy goes into effect and (y) the principal amount of the Class A Bonds Outstanding on the date such policy goes into effect, other than Class A Bonds delivered to and held by the Trustee hereunder, and/or (ii) co-insurance or self insurance provisions with a dollar amount per occurrence not exceeding thirty per centum (30%) of the loss proceeds otherwise payable; provided, however, that the dollar amount described in clause (i) above may be exceeded to the extent such dollar amount per occurrence is below the deductible amount in effect as to fire insurance (x) on property of similar character insured by companies similarly situated and operating like property or (y) on property as to which an equal primary fire insurance rate has been set by reputable insurance companies.

(b) All moneys paid to the Trustee by the Company in accordance with this Section or received by the Trustee as proceeds of any insurance, in either case on account of a loss on or with respect to Property Additions, shall, subject to the requirements of a Class A Mortgage or any other Lien prior hereto upon property subject to the Lien hereof, be deemed to constitute Funded Cash, be held by the Trustee and be paid by it to the Company to reimburse the Company for an equal amount expended or committed for expenditure in the rebuilding, replacement or renewal of the property destroyed or damaged, upon receipt by the Trustee of:

(i) an Officer’s Certificate requesting such payment;

(ii) an Engineer’s Certificate stating the amounts so expended or committed for expenditure and the nature of such rebuilding, replacement or renewal and the fair value to the Company of the property rebuilt, replaced or renewed or to be rebuilt, replaced or renewed and, if such property is Plant or Property Operated by Others, the Engineer making such certificate shall be an Independent Engineer, and

(iii) an Opinion of Counsel stating that, in the opinion of the signer, the property so rebuilt, replaced or renewed or to be rebuilt, replaced or renewed is or will be subject to the Lien hereof to the same extent as was the property so destroyed or damaged.

Any such money not so applied within eighteen (18) months after its receipt by the Trustee, or in respect of which notice in writing of intention to apply the same to the work of rebuilding, replacement or renewal then in progress and uncompleted shall not have been given to the Trustee by the Company within such eighteen (18) months, or which the Company shall at any time notify the Trustee is not to be so applied, shall thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 1005.

Anything in this Indenture to the contrary notwithstanding, if property on or with respect to which a loss occurs constitutes Property Additions in part only, the Company may, at its election, obtain the payment of insurance proceeds attributable to the part of such property which constitutes Property Additions under this subsection (b) and obtain the payment of insurance proceeds attributable to the part of such property which does not constitute Property Additions under subsection (c) of this Section 706.

(c) All moneys paid to the Trustee by the Company in accordance with this Section or received by the Trustee as proceeds of any insurance, in either case on account of a loss on or with respect to Mortgaged Property which does not constitute Property Additions, shall, subject to the requirements of a Class A Mortgage or any other Lien prior hereto upon property subject to the Lien hereof, be deemed not to constitute Funded Cash, be held by the Trustee and shall:

(x) be paid by it to the Company upon receipt by the Trustee of:

(i) an Officer’s Certificate requesting such payment and stating that such moneys were paid to or received by the Trustee as aforesaid on account of a loss on or with respect to property which does not constitute Property Additions; and

(ii) either

(A) a Property Additions Certificate showing that there will exist, as of the date of such certificate (which date shall not be more than ninety (90) days prior to the date of delivery of the Company Order requesting such payment), Unfunded Net Property Additions in an amount not less than zero, or

(B) an Engineer’s Certificate (or in the case of Plant or Property Operated by Others, an Independent Engineer’s Certificate) stating the signers’ opinion of the fair value (as of the date of such certificate) (such fair value shall be deemed to be the “original fair value” of such property) of Mortgaged Property acquired, made or constructed on or after the ninetieth (90th) day prior to the date of the Company Order requesting such payment and showing that the amount of such loss does not exceed the aggregate Cost or original fair value to the Company (whichever is less) of such Mortgaged Property; provided that such property shall not have theretofore been used for any Authorized Purpose; or

(y) be withdrawn, used or applied, at the option of the Company, pursuant to subdivisions (c), (d) or (e) of Section 1005 hereof.

(d) Whenever under the provisions of this Section the Company is required to deliver moneys to the Trustee and at the same time shall have satisfied the conditions set forth herein for reimbursement, there shall be paid to or retained by the Trustee or reimbursed to the Company, as the case may be, only the net amount.

SECTION 707. Maintenance of Properties.

The Company shall cause (or, with respect to property owned in common with others, make reasonable effort to cause) the Mortgaged Property, as an operating system or systems, to be maintained and kept in good condition, repair and working order and shall cause (or, with respect to property owned in common with others, make reasonable effort to cause) to be made such repairs, renewals, replacements, betterments and improvements thereof, as, in the judgment of the Company, may be necessary in order that the operation of the Mortgaged Property, considered as an operating system or systems, may be conducted in accordance with common industry practice; provided, however, that nothing in this Section shall prevent the Company from discontinuing, or causing the discontinuance of, the operation and maintenance of any of its properties if such discontinuance, in the judgment of the Company, is desirable in the conduct of its business.

SECTION 708. Corporate Existence.

Subject to the rights of the Company under Article Fifteen, the Company shall use its best efforts to do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory) and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right or franchise if, in the judgment of the Company, the preservation thereof is no longer desirable in the conduct of its business .

SECTION 709. Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any term, provision or condition set forth in (a) Section 702 or any additional covenant or restriction specified with respect to the Securities of any series, or any Tranche thereof, as contemplated by Section 201 if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches with respect to which compliance with Section 702 or such additional covenant or restriction is to be omitted, considered as one class, shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition and (b) Section 704, 706, 707, 708, 710, or 711 or Article Fifteen if before the time for such compliance the Holders of at least a majority in principal amount of Securities Outstanding under this Indenture shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition; but, in either case, no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 710. Recording, Filing, etc.

The Company shall cause this Indenture and all indentures and instruments supplemental hereto (or notices, memoranda or financing statements as may be recorded or filed to place third parties on notice thereof) to be promptly recorded and filed and re-recorded and re-filed in such manner and in such places, as may be required by law in order fully to preserve and protect the security of the Holders of the Securities and all rights of the Trustee, and shall furnish to the Trustee:

(a) promptly after the execution and delivery of this Indenture and of each supplemental indenture, an Opinion of Counsel either stating that in the opinion of such counsel this Indenture or such supplemental indenture (or notice, memorandum or financing statement in connection therewith) has been properly recorded and filed, so as to make effective the Lien intended to be created hereby or thereby, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such Lien effective. The Company shall be deemed to be in compliance with this subsection (a) if (i) the Opinion of Counsel herein required to be delivered to the Trustee shall state that this Indenture or such supplemental indenture (or notice, memorandum or financing statement in connection therewith) has been received for record or filing in each jurisdiction in which it is required to be recorded or filed and that, in the opinion of counsel (if such is the case), such receipt for record or filing makes effective the Lien intended to be created by this Indenture or such supplemental indenture, and (ii) such opinion is delivered to the Trustee within such time, following the date of the execution and delivery of this Indenture or such supplemental indenture, as shall be practicable having due regard to the number and distance of the jurisdictions in which this Indenture or such supplemental indenture is required to be recorded or filed; and

(b) on or before April 1 of each year, beginning April 1, 1994, an Opinion of Counsel stating either (i) that in the opinion of the signer such action has been taken, since the date of the most recent Opinion of Counsel furnished pursuant to this subsection (b) or the first Opinion of Counsel furnished pursuant to subsection (a) of this Section, with respect to the recording, filing, re-recording, and re-filing of this instrument and of each indenture supplemental to this Indenture (or notice, memorandum or financing statement in connection therewith), as is necessary to maintain the Lien hereof, and reciting the details of such action, or (ii) that in the opinion of such counsel no such action is necessary to maintain such Lien.

The Company shall execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as may be necessary or proper to carry out the purposes of this Indenture and to make subject to the Lien hereof any property hereafter acquired, made or constructed and intended to be subject to the Lien hereof, and to transfer to any new trustee or trustees or co-trustee or co-trustees, the estate, powers, instruments or funds held in trust hereunder.

SECTION 711. Dividend Restriction.

The Company covenants that it will declare and pay dividends in cash or property on any shares of its common stock only either (1) out of its Surplus or (2) in case there shall be no Surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If the Capital of the Company shall have been diminished by the depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of the Capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets of the Company, the Board of Directors shall not declare and pay out of such net profits any dividends upon any shares of its common stock until the deficiency in the amount of Capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

The term “Capital” shall mean that part of the consideration received by the Company for any shares of its capital stock which has been determined by a Board Resolution to be capital, or, if the Board of Directors shall not have so determined, “Capital” shall mean an amount equal to the aggregate par value of shares having a par value, plus the amount of consideration for such shares without par value.

The term “Surplus” shall mean the excess of the net assets of the Company over its Capital.

ARTICLE EIGHT

Lists of Holders; Reports by Trustee and Company

SECTION 801. Lists of Holders.

Semiannually, not later than June 30 and December 31 in each year, and at such other times as the Trustee may request in writing, the Company shall furnish or cause to be furnished to the Trustee information as to the names and addresses of the Holders, and the Trustee shall preserve such information and similar information received by it in any other capacity and afford to the Holders access to information so preserved by it, all to such extent, if any, and in such manner as shall be required by the Trust Indenture Act.

SECTION 802. Reports by Trustee and Company.

Annually, not later than December 31 in each year, the Trustee shall transmit to the Holders and the Commission a report with respect to any events described in Section 313(a) of the Trust Indenture Act, in such manner and to the extent required by the Trust Indenture Act. The Trustee shall transmit to the Holders and the Commission, and the Company shall file with the

Trustee and transmit to the Holders, such other information, reports and other documents, if any, at such times and in such manner, as shall be required by the Trust Indenture Act.

ARTICLE NINE

Redemption of Securities

SECTION 901. Applicability of Article.

Securities of any series, or any Tranche thereof, which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 201 for Securities of such series or Tranche) in accordance with this Article.

SECTION 902. Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities shall be evidenced by a Company Order. The Company shall, at least forty-five (45) days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of such Securities to be redeemed. In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture or (b) pursuant to an election of the Company which shall be subject to a condition specified in the terms of such Securities, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction or condition.

SECTION 903. Selection of Securities to Be Redeemed.

If less than all the Securities of any series, or any Tranche thereof, are to be redeemed, the particular Securities to be redeemed shall be selected by the Security Registrar from the Outstanding Securities of such series or Tranche not previously called for redemption, by such method as shall be provided for any particular series, or, in the absence of any such provision, by such method as the Security Registrar shall deem fair and appropriate and which may, in any case, provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of such series or Tranche or any integral multiple thereof) of the principal amount of Securities of such series or Tranche of a denomination larger than the minimum authorized denomination for Securities of such series or Tranche; provided, however, that if, as stated in an Officer’s Certificate, the Company shall have offered to purchase all Securities then Outstanding of any series, or any Tranche thereof, and less than all of such Securities shall have been tendered to the Company for such purchase, the Security Registrar, if so directed by Company Order, shall select for redemption all such Securities which have not been so tendered.

The Security Registrar shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected to be redeemed in part, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or td be redeemed only in part, to the portion of the principal amount of such Securities which shall have been or is to be redeemed.

SECTION 904. Notice of Redemption.

Except as otherwise specified as contemplated by Section 201 for Securities of any series, or any Tranche thereof, notice of redemption shall be given in the manner provided in Section 109 to the Holders of the Securities to be redeemed not less than thirty (30) days prior to the Redemption Date.

With respect to any notice of redemption of Securities at the election of the Company, unless, upon the giving of such notice, such Securities shall be deemed to have been paid in accordance with Section 1301, such notice may state that such redemption shall be conditional upon the receipt by the Trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such Securities and that if such money shall not have been so received such notice shall be of no force or effect and the Company shall not be required to redeem such Securities. In the event that such notice of redemption contains such a condition and such money is not so received, the redemption shall not be made and within a reasonable time thereafter notice shall be given, in the manner in which the notice of redemption was given, that such money was not so received and such redemption was not made.

Notice of redemption of Securities to be redeemed at the election of the Company, and any notice that a conditional redemption was not made, shall be given by the Company or, at the Company’s request, by the Security Registrar in the name and at the expense of the Company. Notice of mandatory redemption of Securities shall be given by the Security Registrar in the name and at the expense of the Company.

SECTION 905. Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the Securities or portions thereof so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless, in the case of an unconditional notice of redemption, the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Securities or portions thereof, if interest-bearing, shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with such notice, such Security or portion thereof shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that any installment of interest on any Security the Stated Maturity of which is on or prior to the Redemption Date shall be payable to the Holder of such Security, or one or more Predecessor Securities, registered as such at the close of business on the related Regular Record Date according to the terms of such Security and subject to the provisions of Section 207.

SECTION 906. Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, ,the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and-the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities of the same series and Tranche, of any authorized denomination requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE TEN

Possession, Use and Release of Mortgaged Property

SECTION 1001. Quiet Enjoyment.

Unless one or more Events of Default shall have occurred and be continuing, the Company shall be permitted to possess, use and enjoy the Mortgaged Property (except, to the extent not herein otherwise provided, such cash and securities as are expressly required to be deposited with the Trustee).

SECTION 1002. Dispositions without Release.

Unless an Event of Default shall have occurred and be continuing, the Company may at any time and from time to time, without any release or consent by, or report to, the Trustee:

(a) sell or otherwise dispose of, free from the Lien of this Indenture, any machinery, apparatus, equipment, frames, towers, poles, wire, pipe, tools, implements or furniture, or any other fixtures or personalty, then subject to the Lien hereof, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operations of the Company upon replacing the same by, or substituting for the same, machinery, apparatus, equipment, frames, towers, poles, wire, pipe, tools, implements or furniture, or any other fixtures or personalty, having a fair value at least equal to that of the property sold or otherwise disposed of and subject to the Lien hereof, subject to no Liens prior hereto except Liens to which the property sold or otherwise disposed of was subject and Permitted Liens;

(b) cancel or make changes or alterations in or substitutions for any and all easements, servitudes and rights of way;

(c) surrender or assent to the modification of any right, power, franchise, license, governmental consent or permit subject to the Lien hereof under which the Company may be operating; provided, however, that, in the judgment of the Company (such judgment to be expressed in an Officer’s Certificate), any such surrender or modification which adversely affects the Mortgaged Property in any material respect shall be necessary or desirable in the conduct of the business of the Company; and

(d) grant, free from the Lien of this Indenture, easements, ground leases or rights of way in, upon, over and/or across the property or rights of way of the Company for the purpose of roads, pipe lines, transmission lines, distribution lines, communication lines, railways, removal of coal or other minerals or timber, and other like purposes, or for the joint ,or common use of real property, rights of way, facilities and/or equipment; provided, however, that such grant shall not materially impair the use of the property or rights of way for the purposes for which such property or rights of way are held by the Company.

SECTION 1003. Release of Property.

Unless an Event of Default shall have occurred and be continuing, the Company may obtain the release of any part of the Mortgaged Property, or any interest therein (except cash then held by the Trustee and obligations secured by purchase money mortgage deposited with the Trustee which may be released as provided in Section 1005), and the Trustee shall release all its right, title and interest in and to the same from the Lien hereof, upon receipt by the Trustee of:

(a) a Company Order requesting the release of such property;

(b) an Officer’s Certificate describing in reasonable detail such property and stating:

(i) that, to the knowledge of the signer, no Event of Default has occurred and is continuing; and

(ii) that (except in any case where a Governmental Authority has exercised a right to order the Company to divest itself of such property) such release is, in the opinion of the signers, desirable in the conduct of the business of the Company;

(c) an Engineer’s Certificate, dated as of a date not more than ninety (90) days prior to the date of such Company Order, stating:

(i) the fair value to the Company (as of the date of such certificate), in the opinion of the signers, of such property;

(ii) the sum of the Cost or fair value to the Company (as of the date of such certificate) (such fair value shall be deemed to be the “original fair value” of such property), in the opinion of the signers (whichever is less), of any property to be released which is not Property Additions plus the Cost or original fair value (whichever is less), as theretofore set forth in a Property Additions Certificate, of any Property Additions to be released;

(iii) that in the opinion of the signers such release will not impair the security under this Indenture in contravention of the provisions hereof; and

(iv) the fair value of any securities the deposit of which with the Trustee is to be made the basis, or part of the basis, of the release of such property;

(d) either

(A) a Property Additions Certificate showing that there will exist, as of the date of such certificate (which date shall not be more than ninety (90) days prior to the date of delivery of the Company Order requesting the release), Unfunded Net Property Additions in an amount not less than zero after deducting the amount of any Property Additions to be so released net of any amount thereof already included in Retirements; or

(B) an Accountant’s Certificate showing that the sum referred to in clause (c)(ii) above does not exceed the amount of other Property Additions described in a Property Additions Certificate and acquired, made or constructed on or after the ninetieth (90th) day prior to the date of the Company Order requesting such release; provided that such other Property Additions shall not have theretofore been used for any Authorized Purpose; or

(C) if neither of the statements contemplated in subclause (A) or (B) above can be made, a Property Additions Certificate showing the amount by which zero exceeds the amount of Unfunded Net Property Additions after deducting the amount of any Property Additions to be so released net of any amount thereof already included in Retirements; and

(e) if the certificate required by clause (d) above contains neither of the statements contemplated in clause (A) or (B) above, an amount in cash, which shall constitute Funded Cash, equal to the amount by which the lesser of (x) the amount referred to in clause (C) above or (y) the amount referred to in clause (c)(ii) above exceeds the aggregate of the following items:

(i) the principal amount, subject to the limitation stated below in this clause (e), of any obligations secured by purchase money mortgage upon the property to be released which are delivered to the Trustee, to be held as part of the Mortgaged Property;

(ii) an amount equal to ten-sevenths (10/7) of the aggregate principal amount of Retired Securities which are identified in an Officer’s Certificate stating that such Retired Securities, specified by series, have theretofore been authenticated and delivered and, as of the date of such Officer’s Certificate, constitute Retired Securities and are the basis for the credit under this Section;

(iii) the aggregate principal amount, subject to the limitations stated below in this clause, of any obligations secured by purchase money mortgage upon the property to be released and/or any amount in cash that, in either case, is evidenced to the Trustee by a certificate of the trustee or other holder of a Lien (other than a Class A Mortgage) prior to the Lien of this Indenture to have been received by such trustee or other holder in accordance with the provisions of such Lien in consideration for the release of such property or any part thereof from such Lien; and

(iv) any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released;

provided, however, that (x) no obligations secured by purchase money mortgage upon any property being released from the Lien hereof shall be used as a credit in connection with such release unless all obligations secured by such purchase money mortgage shall be delivered to the Trustee or to the trustee or other holder of a Lien upon such property prior to the Lien of this Indenture; (y) the aggregate credit which may be used pursuant to subclause (i) and subclause (iii) of this clause (e) in respect of obligations secured by purchase money mortgage upon property being released shall not exceed seventy-five per centum (75%) of the Cost or original fair value (whichever is less) of the property to be released, as specified in Such Engineer’s Certificate; and (2) no obligations secured by purchase money mortgage shall be used as a credit in connection with the release of property hereunder, if the aggregate credit in respect of such obligations to be used by the Company pursuant to subclause (i) and subclause (iii) of this clause (e) plus the aggregate credits used by the Company pursuant to said subclause (i) and subclause (iii) in connection with all previous releases of property from the Lien hereof on the basis of purchase money obligations theretofore delivered to and then held by the Trustee or the trustee or other holder of a Lien prior to the Lien of this Indenture shall, immediately after the release then being applied for, exceed fifteen per centum (15%) of the sum of (A) the aggregate principal amount of Securities then Outstanding and (B) the aggregate principal amount of Class A Bonds then Outstanding other than Class A Bonds delivered to and then held by the Trustee;

(f) an Opinion of Counsel stating that all conditions precedent provided for in this Indenture relating to the release of such property have been complied with.

SECTION 1004. Release of Minor Properties.

Notwithstanding the provisions of Section 1003, unless an Event of Default shall have occurred and be continuing, the Company may also obtain the release from the Lien hereof of any part of the Mortgaged Property, or any interest therein, and the Trustee shall whenever from time to time requested by the Company in a Company Order, accompanied by an Officer’s Certificate describing in reasonable detail the property to be released and stating that, to the knowledge of the signer, no Event of Default has occurred and is continuing, and without requiring compliance with any of the provisions of Section 1003, release from the Lien hereof all the right, title and interest of the Trustee in and to the same provided that the aggregate Cost or original fair value (whichever is less) of the Mortgaged Property to be so released on any date in a given calendar year, together with all other Mortgaged Property released pursuant to this Section 1004 in such calendar year, shall not exceed the greater of Ten Million Dollars ($10,000,000) or three per centum (3%) of the sum of (a) the aggregate principal amount of Securities then Outstanding and (b) the aggregate principal amount of Class A Bonds then Outstanding other than Class A Bonds delivered to and then held by the Trustee. Prior to the granting of any such release, there shall be delivered to the Trustee an Engineer’s Certificate stating the fair value, in the judgment of the signers, of the property to be released, the aggregate fair value of all other property theretofore released pursuant to this Section 1004 in such calendar year and the Cost thereof (or, if the original fair value to the Company of such property at the time the same became Mortgaged Property was less than the Cost thereof, then such original fair value, in the judgment of the signers, in lieu of Cost), and that, in the judgment of the signers, the release thereof will not impair the security under this Indenture in contravention of the provisions hereof. On or before December 1st of each year, the Company shall deposit with the Trustee an amount in cash equal to the aggregate Cost of the Property Additions so released during the previous calendar year (or, if the original fair value to the Company of any particular property at the time the same became Property Additions was less than the Cost thereof, then such original fair value in lieu of Cost); provided, however, that no such deposit shall be required to be made hereunder to the extent that cash or other consideration shall, as indicated in an Officer’s Certificate delivered to the Trustee, have been deposited with the trustee or other holder of a Class A Mortgage or other Lien prior to the Lien of this Indenture in accordance with the provisions thereof. Any cash deposited with the Trustee under this Section shall constitute Funded Cash, and may be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 1005.

SECTION 1005. Withdrawal or Other Application of Funded Cash and Certain Other Cash; Obligations Secured by Purchase Money Mortgage.

Subject to the provisions of Sections 601(c), 706(b) and 1202(a), unless an Event of Default shall have occurred and be continuing, any Funded Cash held by the Trustee, and any other cash which is required to be deposited with the Trustee:

(a) may be withdrawn from time to time by the Company on the basis of an equal amount of Unfunded Net Property Additions, upon the delivery to the Trustee of a Property Additions Certificate, dated not more than ninety (90) days prior to the date of the Company Order requesting such withdrawal, stating that there will exist, as of the date of such Certificate, Unfunded Net Property Additions in an amount not less than zero after deducting the amount of Unfunded Net Property Additions made the basis of such withdrawal;

(b) may be withdrawn from time to time by the Company on the basis of Retired Securities, upon delivery to the Trustee of an Officer’s Certificate stating that Retired Securities, specified by series, in an aggregate principal amount equal to seven-tenths (7/10) of the amount of the cash to be withdrawn, have heretofore been authenticated and delivered and, as of the date of such Officer’s Certificate, constitute Retired Securities and are the basis for such withdrawal; or

(c) may, upon the request of the Company, be used by the Trustee for the purchase of Securities in the manner, at the time or times, in the amount or amounts, at the price or prices (not exceeding ten-sevenths (10/7) of the principal amount thereof) and otherwise as directed or approved by the Company;

(d) may, upon the request of the Company, be applied by the Trustee to the payment at Stated Maturity of any Securities or to the redemption of any Securities which are, by their terms, redeemable, in each case of such series as may be designated by the Company, any such redemption to be in the manner and as provided in Article Nine; and

(e) may be withdrawn from time to time by the Company to the extent of the amount of Property Additions described in a Property Additions Certificate and acquired, made or constructed on or after the ninetieth (90th) day preceding the date of the Company Order requesting such withdrawal provided that such Property Additions shall not have theretofore been used for any Authorized Purpose.

Such moneys shall, from time to time, be paid or used or applied by the Trustee, as aforesaid, upon the request of the Company in a Company Order, and upon receipt by the Trustee of an Officer’s Certificate stating that no Event of Default has occurred and is continuing.

Any obligation secured by purchase money mortgage received or to be received by the Trustee under any of the provisions of this Indenture in consideration of the release of property may be released at any time upon payment by the Company to the Trustee of all or the unpaid portion of the principal of such obligation; provided, however, that at any time after the Trustee shall have received on account of the principal of any obligations secured by purchase money mortgage on a specified property (from the Company, the obligor or otherwise) an amount in cash equal to the aggregate principal amount of such obligations to the extent made the basis of a credit in the Company Order for release from the Lien hereof of such property, the Trustee shall deliver to the Company, upon receipt by the Trustee of a Company Order requesting the same, the purchase money mortgage on such property and all obligations secured thereby then held by the Trustee including, but not limited to, any such obligations delivered to the Trustee as required by paragraph (e) of Section 1003 but not used as a credit thereunder.

The principal of and interest on any such obligations secured by purchase money mortgage held by the Trustee shall be collected by the Trustee as and when the same become payable. Unless an Event of Default shall have occurred and be continuing, the interest received by the Trustee on any such obligations shall be deemed not to constitute Funded Cash and shall be remitted to the Company, and any payments received by the Trustee on account of the principal of any such obligations in excess of the amount of credit used by the Company in respect of such obligations upon the release of any property from the Lien hereof shall also be deemed not to constitute Funded Cash and shall also be remitted to the Company.

The Trustee shall have and may exercise all the rights and powers of any owner of such obligations and of all substitutions therefor and, without limiting the generality of the foregoing, may collect and receive all insurance moneys payable to it under any of the provisions thereof and apply the same in accordance with the provisions thereof, may consent to extensions thereof at a higher or lower rate of interest, may join in any plan or plans of voluntary or involuntary reorganization or readjustment or rearrangement and may accept and hold hereunder new obligations, stocks or other securities issued in exchange therefor under any such plan. Any discretionary action which the Trustee may be entitled to take in connection with any such obligations or substitutions therefor shall be taken, so long as no Event of Default shall exist, in accordance with a Company Order, and, during the existence of an Event of Default, in its own discretion.

Any Securities received by the Trustee pursuant to the provisions of this Section shall forthwith be canceled by the Trustee.

SECTION 1006. Release of Property Taken by Eminent Domain, etc.

Should any of the Mortgaged Property, or any interest therein, be taken by exercise of the power of eminent domain or be sold to an entity possessing the power of eminent domain under a threat to exercise the same, and should the Company not elect to obtain the release of such property pursuant to other provisions of this Article Ten, the Trustee shall, upon request of the Company evidenced by a Company Order, release from the Lien hereof all its right, title and interest in and to the property so taken or sold (or with respect to an interest in property, subordinate the Lien hereof to such interest), upon receiving (a) an Opinion of Counsel to the effect that such property has been taken by exercise of the power of eminent domain or has been sold to an entity possessing the power of eminent domain under threat of an exercise of such power, (b) an Officer’s Certificate stating the amount of net proceeds received or to be received for such property so taken or sold under threat of exercise of such power, and the amount so stated shall be deemed to be the fair value of such property for the purpose of any notice to the Holders of Securities and (c) a deposit by the Company of an amount in cash equal to the Cost of the property constituting Property Additions so taken or sold (or, if the original fair value to the Company of such property at the time the same became Property Additions was less than the Cost thereof, then such original fair value in lieu of Cost); provided, however, that no such deposit shall be required to be made hereunder if the proceeds of such taking or sale shall, as indicated in an Officer’s Certificate delivered to the Trustee, have been deposited with the trustee or other holder of a Class A Mortgage or other Lien prior to the Lien of this Indenture. Any cash deposited with the Trustee under this Section shall be deemed to constitute Funded Cash and may be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 1005.

SECTION 1007. Alternative Release Provision.

In lieu of the other provisions for the release of the Mortgaged Property provided in this Indenture, unless an Event of Default shall have occurred and be continuing, the Company may in the alternative obtain the release of any part of the Mortgaged Property which is subject to the Lien of a Class A Mortgage, the Lien of which is not a Permitted Lien (except cash or obligations secured by purchase money mortgage) by delivery to the Trustee of an Officer’s Certificate stating that, to the knowledge of the signer, no Event of Default has occurred and is continuing, an Engineer’s Certificate as to the fair value of the property to be released and a copy of a release of such pan of the Mortgaged Property from the Lien of such Class A Mortgage executed by the trustee thereunder.

SECTION 1008. Disclaimer or Quitclaim.

In case the Company has sold, exchanged, dedicated or otherwise disposed of, or has agreed or intends to sell, exchange, dedicate or otherwise dispose of, or a Governmental Authority has lawfully ordered the Company to divest itself of, any property of a character excepted from the Lien hereof, or the Company desires to disclaim or quitclaim title to property to which the Company does not purport to have title, the Trustee shall, from time to time, execute such instruments of disclaimer or quitclaim as may be appropriate upon receipt by the Trustee of the following:

(a) an Officer’s Certificate describing in reasonable detail the property to be disclaimed or quitclaimed; and

(b) an Opinion of Counsel stating the signer’s opinion that such property is not subject to the Lien hereof or required to be subject thereto by any of the provisions hereof.

SECTION 1009. Miscellaneous.

(a) If the Mortgaged Property shall be in the possession of a receiver or trustee, lawfully appointed, the powers hereinbefore conferred upon the Company with respect to the release of any part of the Mortgaged Property or any interest therein or the withdrawal of cash may be exercised, with the approval of the Trustee, by such receiver or trustee, notwithstanding that an Event of Default may have occurred and be continuing, and any request, certificate, appointment or approval made or signed by such receiver or trustee for such purposes shall be as effective as if made by the Company or any of its officers or appointees in the manner herein provided; and if the Trustee shall be in possession of the Mortgaged Property under any provision of this Indenture, then such powers may be exercised by the Trustee in its discretion notwithstanding that an Event of Default may have occurred and be continuing.

(b) If any property released from the Lien of this Indenture as provided in Section 1003 or 1004 shall continue to be owned by the Company after such release, this Indenture shall not become or be, or be required to become or be, a Lien upon such property or any improvement, extension or addition to such property or renewals, replacements or substitutions of or for any part or parts of such property unless the Company shall execute and deliver to the Trustee an indenture supplemental hereto, in recordable form, containing a grant, conveyance, transfer and mortgage thereof.

(c) Notwithstanding the occurrence and continuance of an Event of Default, the Trustee, in its discretion, may release from the Lien hereof any part of the Mortgaged Property or permit the withdrawal of cash, upon compliance with the other conditions specified in this Article in respect thereof.

(d) No purchaser in good faith of property purporting to have been released hereunder shall be bound to ascertain the authority of the Trustee to execute the release, or to inquire as to any facts required by the provisions hereof for the exercise of this authority; nor shall any purchaser or grantee of any property or rights permitted by this Article to be sold, granted, exchanged, dedicated or otherwise disposed of, be under obligation to ascertain or inquire into the authority of the Company to make any such sale, grant, exchange, dedication or other disposition.

ARTICLE ELEVEN

Events of Default; Remedies

SECTION 1101. Events of Default.

“Event of Default”, wherever used herein with respect to the Securities, means any one of the following events:

(a) failure to pay interest, if any, on any Security within sixty (60) days after the same becomes due and payable; or

(b) failure to pay the principal of or premium, if any, on any Security within three (3) Business Days after its Maturity; or

(c) failure to perform or breach of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in the performance of which or breach of which is elsewhere in this Section specifically dealt with) for a period of ninety (90) days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least twenty-five per centum (25%) in principal amount of the Securities then Outstanding, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder, unless the Trustee, or the Trustee and the Holders of a principal amount of Securities not less than the principal amount of Securities the Holders of which gave such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the Holders of such principal amount of Securities, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Company within such period and is being diligently pursued; or

(d) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of ninety (90) consecutive days; or

(e) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in a case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or

(f) the occurrence of a matured event of default under any Class A Mortgage, the Lien of which is prior to the Lien of this Indenture and is not a Permitted Lien; provided, however, that, anything in this Indenture to the contrary notwithstanding, the waiver or cure of such event of default under such Class A Mortgage and the rescission and annulment of the consequences thereof shall constitute a waiver of the corresponding Event of Default hereunder and a rescission and annulment of the consequences thereof.

SECTION 1102. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default shall have occurred and be continuing, then in every such case the Trustee or the Holders of not less than twenty-five per centum (25%) in principal amount of the Securities then Outstanding may declare the principal amount (or, if any of the Securities are Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof as contemplated by Section 201) of all of the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon receipt by the Company of notice of such declaration, such principal amount (or specified amount), together with premium, if any, and accrued interest, if any, thereon, shall become immediately due and payable.

At any time after such a declaration of acceleration of the maturity of the Securities then Outstanding shall have been made, but before any sale of any of the Mortgaged Property has been made and before a judgment or decree for payment of the money due shall have been obtained by the Trustee as provided in this Article, the Event or Events of Default giving rise to such declaration of acceleration shall, without further act, be deemed to have been waived, and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled, if•

(a) the Company shall have paid or deposited with the Trustee a sum sufficient to pay

(i) all overdue interest, if any, on all Securities then Outstanding;

(ii) the principal of and premium, if any, on any Securities then Outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities; and

(iii) all amounts due to the Trustee under Section 1607; and

(b) any other Event or Events of Default, other than the non-payment of the principal of Securities which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in Section 1117.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.

SECTION 1103. Entry Upon Mortgaged Property.

If an Event of Default shall have occurred and be continuing, the Company, upon demand of the Trustee and if and to the extent permitted by law, shall forthwith surrender to the Trustee the actual possession of, and the Trustee, by such officers or agents as it may appoint, may enter upon and take possession of, the Mortgaged Property; and the Trustee may hold, operate and manage the Mortgaged Property and make all needful repairs and such renewals, replacements, betterments and improvements as to the Trustee shall seem prudent; and the Trustee may receive the rents, issues, profits, revenues and other income of the Mortgaged Property; and, after deducting the costs and expenses of entering, taking possession, holding, operating and managing the Mortgaged Property, as well as payments for insurance and taxes and other proper charges upon the Mortgaged Property prior to the Lien of this Indenture and reasonable compensation to itself, its agents and counsel, the Trustee may apply the same as provided in Section 1107. Whenever all that is then due in respect of the principal of and premium, if any, and interest, if any, on the Securities and under any of the terms of this Indenture shall have been paid and all defaults hereunder shall have been cured, the Trustee shall surrender possession of the Mortgaged Property to the Company.

SECTION 1104. Power of Sale; Suits for Enforcement.

If an Event of Default shall have occurred and be continuing, the Trustee, by such officers or agents as it shall appoint, with or without entry, in its discretion may, subject to the provisions of Section 1116 and if and to the extent permitted by law:

(a) sell, subject to any mandatory requirements of applicable law, the Mortgaged Property as an entirety, or in such parcels as the Holders of a majority in principal amount of the Securities then Outstanding shall in writing request, or in the absence of such request, as the Trustee may determine, to the highest bidder at public auction at such place and At such time (which sale may be adjourned by the Trustee from time to time in its discretion by announcement at the time and place fixed for such sale, without further notice) and upon such terms as the Trustee may fix and briefly specify in a notice of sale to be published once in each week for four successive weeks prior to such sale in an Authorized Publication in each Place of Payment for the Securities of each series; or

(b) proceed to protect and enforce its rights and the rights of the Holders of Securities under this Indenture by sale pursuant to judicial proceedings or by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Indenture or in aid of the execution of any power granted in this Indenture or for the foreclosure of this Indenture or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Holders of Securities.

SECTION 1105. Incidents of Sale.

Upon any sale of any of the Mortgaged Property, whether made under the power of sale hereby given or pursuant to judicial proceedings, to the extent permitted by law:

(a) the principal amount (or, if any of the Securities are Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof as contemplated by Section 201) of all Outstanding Securities, if not previously due, shall at once become and be immediately due and payable, together with premium, if any, and accrued interest, if any, thereon;

(b) any Holder or Holders of Securities or the Trustee may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Outstanding Securities or claims for interest thereon in lieu of cash to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Securities, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show partial payment;

(c) the Trustee may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

(d) the Trustee is hereby irrevocably appointed the true and lawful attorney of the Company, in its name and stead, to make all necessary deeds, bills of sale and instruments of assignment and transfer of the property so sold; and for that purpose it may execute all necessary deeds, bills of sale and instruments of assignment and transfer, and may substitute one or more persons, firms or corporations with like power, the Company hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof; but, if so requested by the Trustee or by any purchaser, the Company shall ratify and confirm any such sale or transfer by executing and delivering to the Trustee or to such purchaser or purchasers all proper deeds, bills of sale, instruments of assignment and transfer and releases as may be designated in any such request;

(e) all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of the Company of, in and to the property so sold shall be divested and such sale shall be a perpetual bar both at law and in equity against the Company, its successors and assigns, and against any and all persons claiming or who may claim the property sold or any part thereof from, through or under the Company; and

(f) the receipt of the Trustee or of the officer making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money and such purchaser or purchasers and his or their assigns or personal representatives shall not, after paying such purchase money and receiving such receipt, be obliged to see to the application of such purchase money, or be in anywise answerable for any loss, misapplication or non-application thereof.

SECTION 1106. Collection of Indebtedness and Suits for Enforcement by Trustee.

If an Event of Default described in clause (a) or (b) of Section 1101 shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Securities with respect to which such Event of Default shall have occurred, the whole amount then due and payable on such Securities for principal and premium, if any, and interest, if any, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 1607.

If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

The Trustee shall, to the extent permitted by law, be entitled to sue and recover judgment as aforesaid either before, during or after the pendency of any proceedings for the enforcement of the Lien of this Indenture, and in case of a sale of the Mortgaged Property or any part thereof and the application of the proceeds of sale as aforesaid, the Trustee, in its own name and as trustee of an express trust, shall be entitled to enforce payment of, and to receive, all amounts then remaining due and unpaid upon the Securities then Outstanding for principal, premium, if any, and interest, if any, for the benefit of the Holders thereof, and shall be entitled to recover judgment for any portion of the same remaining unpaid, with interest as aforesaid. No recovery of any such judgment by the Trustee and no levy of any execution upon any such judgment upon any of the Mortgaged Property or any other property of the Company shall affect or impair the Lien of this Indenture upon the Mortgaged Property or any part thereof or any rights, powers or remedies of the Trustee hereunder, or any rights, powers or remedies of the Holders of the Securities.

SECTION 1107. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article, including any rents, profits, revenues and other income collected pursuant to Section 1103 (after the deductions therein provided) and any proceeds of any sale (after deducting the costs and expenses of such sale, including a reasonable compensation to the Trustee, its agents and counsel, and any taxes, assessments or Liens prior to the Lien of this Indenture, except any thereof subject to which such sale shall have been made), whether made under any power of sale herein granted or pursuant to judicial proceedings, and any money collected by the Trustee under Sections 1202 and 1006, together with, in the case of an entry or sale or as otherwise provided herein, any other sums then held by the Trustee as part of the Mortgaged Property, shall be applied in the following order, to the extent permitted by law, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest, if any, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all undeducted amounts due the Trustee under Section 1607;

Second: To the payment of the whole amount then due and unpaid upon the Outstanding Securities for principal and premium, if any, and interest, if any, in respect of which or for the benefit of which such money has been collected; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon such Securities, then to the payment of such principal and interest, if any, without any preference or priority, ratably according to the aggregate amount so due and unpaid, with any balance then remaining to the payment of premium, if any, ratably as aforesaid; provided, however, that any money collected by the Trustee pursuant to Sections 1202 and 1005 in respect of interest and Section 1103 shall first be applied to the payment of interest so due; and

Third: To the payment of the remainder, if any, to the Company or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

SECTION 1108. Receiver.

If an Event of Default shall have occurred and, during the continuance thereof, the Trustee shall have commenced judicial proceedings to enforce any right under this Indenture, the Trustee shall, to the extent permitted by law, be entitled, as against the Company, without notice or demand and without regard to the adequacy of the security for the Securities or the solvency of the Company, to the appointment of a receiver of the Mortgaged Property.

SECTION 1109. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount of principal, premium, if any, and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due to the Trustee under Section 1607) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amounts due it under Section 1607.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 1110. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or on the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 1111. Limitation on Suits.

No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder shall have previously given written notice to the Trustee of a continuing Event of Default;

(b) the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such proceeding; and

(e) no direction inconsistent with such written request shall have been given to the Trustee during such sixty (60)-day period by the Holders of a majority in aggregate principal amount of the Securities then Outstanding;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 1112. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 1113. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, and Trustee and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holder shall continue as though no such proceeding had been instituted.

SECTION 1114. Rights and Remedies Cumulative.

Except as otherwise provided in the last paragraph of Section 206, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 1115. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 1116. Control by Holders of Securities.

If an Event of Default shall have occurred and be continuing, the Holders of a majority in principal amount of the Securities then Outstanding shall have the right to direct the ,me, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that

(a) such direction shall not be in conflict with any rule of law or with this Indenture, and could not involve the Trustee in personal liability in circumstances where indemnity would not, in the Trustee’s sole discretion, be adequate, and

(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 1117. Waiver of Past Defaults.

Before any sale of any of the Mortgaged Property and before a judgment or decree for payment of the money due shall have been obtained by the Trustee as hereinafter in this Article provided, the Holders of not less than a majority in principal amount of the Securities then Outstanding may on behalf of the Holders of all the Securities then Outstanding waive any past default hereunder and its consequences, except a default

(a) in the payment of the principal of or premium, if any, or interest, if any, on any Security Outstanding, or

(b) in respect of a covenant or provision hereof which under Section 1702 cannot be modified or amended without the consent of the Holder of each Outstanding Security of any series or Tranche affected.

Upon any such waiver, such default shall cease to exist, and any and all Events of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 1118. Undertaking for Costs.

The Company and the Trustee agree, and each Holder of Securities by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than ten per centum (10%) in aggregate principal amount of the Securities then Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or premium, if any, or interest, if any, on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

SECTION 1119. Defaults under Class A Mortgages.

In addition to every other right and remedy provided herein, the Trustee may exercise any right or remedy available to the Trustee in its capacity as owner and holder of Class A Bonds which arises as a result of a default or matured event of default under any Class A Mortgage, ‘the Lien of which is not a Permitted Lien, whether or not an Event of Default shall then have occurred and be continuing.

ARTICLE TWELVE

Class A Bonds; Additional Class A Mortgages;

Discharge of Class A Mortgage

SECTION 1201. Registration and Ownership of Class A Bonds.

Class A Bonds issued and delivered to the Trustee pursuant to Section 302 shall be registered in the name of the Trustee or its nominee and shall be owned and held by the Trustee, subject to the provisions of this Indenture, for the benefit of the Holders of all Securities from time to time Outstanding, and the Company shall have no interest therein. The Trustee shall be entitled to exercise all rights of security holders under each Class A Mortgage in its discretion except as otherwise provided in this Article or in Article Eleven.

SECTION 1202. Payments on Class A Bonds.

(a) Unless an Event of Default shall have occurred and be continuing:

(1) Any payment by the Company of principal of Designated Class A Bonds shall be applied by the Trustee to the payment of any principal of the Securities which were authenticated and delivered on the basis of such Class A Bonds which is then due, and, to the extent of such application, the obligation of the Company to make such payment in respect of such Securities shall be deemed to have been satisfied and discharged.

(2) If, at the time of any such payment of principal of Designated Class A Bonds, the principal then due in respect of the Securities which were authenticated and delivered on the basis of such Class A Bonds, if any, shall be less than such payment, the excess of such payment shall be deemed to constitute Funded Cash and shall be held by the Trustee as part of the Mortgaged Property, to be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 601(c). Any Outstanding Securities, which were authenticated and delivered on the basis of Designated Class A Bonds which have been paid, shall be thereafter deemed to have been authenticated and delivered on the basis of the deposit of cash.

(3) Any payment by the Company of premium or interest on Designated Class A Bonds shall be applied by the Trustee to the payment of premium or interest, as the case may be, on the Securities which were authenticated and delivered on the basis of such Class A Bonds, if any, which is then due, and, to the extent of such application, the obligation of the Company to make such payment in respect of such Securities shall be deemed to have been satisfied and discharged.

(4) If, at the time of any such payment of premium or interest on Designated Class A Bonds, the premium or interest, as the case may be, then due in respect of the Securities which were authenticated and delivered on the basis of such Class A Bonds, if any, shall be less than such payment, the excess of such payment shall be remitted to the Company upon receipt by the Trustee of a Company Order requesting the same.

(b) Full payment by the Company hereunder, when due, of principal of or premium or interest on all Securities shall be deemed to satisfy and discharge the obligation of the Company, if any, to make a payment of principal, premium or interest, as the case may be, in respect of Designated Class A Bonds held by the Trustee which is then due.

(c) The Company shall not be obligated to make any payment to the Trustee of principal of, or premium or interest on, any Undesignated Class A Bonds. Any such payment, if made, shall be remitted to the Company upon receipt by the Trustee of a Company Order requesting the same.

SECTION 1203. Surrender of Class A Bonds.

(a) At the time any Securities of any series, or any Tranche thereof, which shall have been authenticated and delivered upon the basis of the issuance and delivery to the Trustee of Class A Bonds, shall cease to be Outstanding (other than as a result of the application of the proceeds of the payment or redemption of such Class A Bonds), the Company, by notice to the Trustee, may designate an equal principal amount of such Class A Bonds as Undesignated Class A Bonds.

(b) Upon request of the Company, the Trustee shall surrender for cancellation any Undesignated Class A Bonds specified in such request. Upon request of the Company, the Trustee shall surrender for cancellation any Designated Class A Bonds specified in such request in exchange for an equal principal amount of substitute Class A Bonds, which substitute Class A Bonds shall comply with paragraph (ii) of Section 302 (b). Upon receipt of a notice of an event of default under a Class A Mortgage, the Trustee shall surrender for cancellation all Undesignated Class A Bonds issued under such Class A Mortgage. Upon receipt of a notice of a meeting of bondholders under a Class A Mortgage, the Trustee shall surrender for cancellation all Undesignated Class A Bonds issued under such Class A Mortgage.

SECTION 1204. No Transfer of Class A Bonds.

Except as provided in Section 1203, the Trustee shall not sell, assign or otherwise transfer any Class A Bonds issued and delivered to it except to a successor trustee under this Indenture. The Company may take such actions as it shall deem necessary, desirable or appropriate to effect compliance with such restrictions on transfer, including the placing of a legend on each Class A Bond and the issuance of stop-transfer instructions to the trustee under the related Class A Mortgage or any other transfer agent thereunder.

SECTION 1205. Voting of Class A Bonds.

The Trustee shall, as the holder of Class A Bonds Outstanding under each Class A Mortgage, attend such meeting or meetings of bondholders under such Class A Mortgage or, at its option, deliver its proxy in connection therewith, as relate to matters with respect to which it is entitled to vote or consent. So long as no Event of Default shall have occurred and be continuing, either at any such meeting or meetings, or otherwise when the consent of the holders of the Class

A Bonds Outstanding under any Class A Mortgage is sought without a meeting, the Trustee shall vote as holder of such Class A Bonds, or shall consent with respect thereto, as follows:

(a) the Trustee shall vote all Class A Bonds Outstanding under the SCF&G 1945 Mortgage then held by it, or consent with respect thereto, in favor of any or all amendments or modifications of the SCE&G 1945 Mortgage of substantially the same tenor and effect as any or all of those set forth in Exhibit B to this Indenture; and

(b) with respect to any other amendments or modifications of the SCFA’G 1945 Mortgage and to any amendments or modifications of any other Class A Mortgage, the Trustee shall vote all Class A Bonds Outstanding under such Class A Mortgage then held by it, or consent with respect thereto, proportionately with what the Trustee reasonably believes will be the vote or consent of the holders of all other Class A Bonds Outstanding under such Class A Mortgage the holders of which are eligible to vote or consent; provided, however, that the Trustee shall not so vote in favor of, or so consent to, any amendment or modification of a Class A Mortgage which, if it were an amendment or modification of this Indenture, would require the consent of Holders, without the prior consent, obtained in the manner prescribed in Section 1702, of Holders of Securities which would be required under said Section 1702 for such an amendment or modification of this Indenture.

SECTION 1206. Designation of Additional Class A Mortgages.

(a) In the event that, after the date of the execution and delivery of this Indenture, a corporation which was the mortgagor under a mortgage or deed of trust or similar indenture qualified under the Trust Indenture Act is merged or consolidated with the Company, such mortgage, deed of trust or similar indenture may be designated an additional Class A Mortgage upon delivery to the Trustee of the following:

(i) a Company Order authorizing the designation of such mortgage, deed of trust or similar indenture as an additional Class A Mortgage;

(ii) an Officer’s Certificate (A) stating that no event has occurred and is continuing which entitles the trustee under such mortgage, deed of trust or similar indenture to accelerate the maturity of the obligations outstanding thereunder, (B) reciting the aggregate principal amount of obligations then outstanding thereunder and (C) either (x) stating that all of such obligations that were issued on the basis of property additions were issued in principal amounts that did not exceed seventy per centum (70%) of the balance of the cost or fair value of such property additions to the issuer thereof (whichever was less) after making deductions and additions similar to those provided for in Section 104 hereof, or (y) in the event that the foregoing clause (x) is not the case, stating that the Company has irrevocably waived its right to the authentication and delivery of further obligations under such mortgage, deed of trust or similar indenture in a principal amount sufficient to prevent the obligations outstanding under such mortgage, deed of trust or similar indenture from exceeding such seventy per centum (70%) ratio; and

(iii) an Opinion of Counsel to the effect that (A) the cot ration that was the mortgagor under such mortgage, deed of trust or similar indenture has been duly and lawfully merged or consolidated with the Company; (B) the Company has duly assumed and agreed to perform and pay the obligations of the mortgagor under such mortgage, deed of trust or similar indenture; (C) such mortgage, deed of trust or similar indenture constitutes a Lien upon the property described therein prior to the Lien of this Indenture; (D) the Lien of this Indenture constitutes a Lien on the property described in such mortgage, deed of trust or similar indenture of the character described in the Granting Clauses hereof, subject to no Lien thereon prior to the Lien of this Indenture except the Lien of such mortgage, deed of trust or similar indenture, Permitted Liens, the Lien of the SCFAT G 1945 Mortgage, and other Liens of the character permitted to exist or to be hereafter created under Section 704; (E) the terms of such mortgage, deed of trust or similar indenture, as then in effect, do not permit the further issuance of obligations thereunder except on the basis of cash, property additions, the deposit of securities, or the retirement of outstanding obligations; (F) the terms of such mortgage, deed of trust or similar indenture, as then in effect and taking into account any waiver contemplated by clause (y) in paragraph (ii) above, do not permit the further issuance of obligations thereunder upon the basis of property additions in a principal amount exceeding seventy per centum (70%) of the cost or the fair value thereof to the issuer thereof (whichever shall be less) after making deductions and additions similar to those provided for in Section 104; and (G) the indenture supplemental hereto referred to in subsection (b) of this Section complies with the requirements of said subsection.

(b) At such time as the Company and the Trustee have executed, and the Company has caused to be recorded,

(i) an indenture supplemental hereto (A) in which such mortgage, deed of trust or similar indenture has been designated as an additional Class A Mortgage and (B) by which the Company has specifically imposed the Lien of this Indenture upon properties of the character described in the Granting Clauses hereof acquired by the Company from such corporation by virtue of the merger or consolidation (and later improvements, extensions and additions thereto and renewals and replacements thereof) as contemplated by Section 1505(b); and

(ii) an indenture supplemental to such mortgage, deed of trust or similar indenture by which such mortgage, deed of trust or similar indenture has been amended to provide that a matured event of default thereunder shall include an Event of Default hereunder and/or a matured event of default under any other Class A Mortgage; provided, however, that the waiver or cure of such Event of Default or event of default and the rescission and annulment of the consequences thereof shall constitute a waiver of the corresponding event of default under such mortgage, deed of trust or similar indenture and a rescission and annulment of the consequences thereof;

then such mortgage, deed of trust or similar indenture and all obligations issued and outstanding thereunder shall for all purposes hereof be treated as a Class A Mortgage and as Class A Bonds, respectively.

SECTION 1207. Discharge of Class A Mortgage.

The Trustee shall surrender for cancellation to the trustee under any Class A Mortgage all Class A Bonds then held by the Trustee issued under such Class A Mortgage upon receipt by the Trustee of:

(a) a Company Order requesting such surrender for cancellation of such Class A Bonds;

(b) an Officer’s Certificate to the effect that no Class A Bonds are Outstanding under such Class A Mortgage other than Class A Bonds held by the Trustee hereunder and that promptly upon such surrender such Class A Mortgage will be satisfied and discharged pursuant to the terms thereof;

(c) a Property Additions Certificate showing that there will exist, upon the satisfaction and discharge of such Class A Mortgage, Unfunded Net Property Additions in an amount not less than zero; and

(d) an Opinion of Counsel to the effect that upon satisfaction and discharge of such Class A Mortgage the Lien of this Indenture on the property formerly subject to the Lien of such Class A Mortgage, to the extent the same is part of the Mortgaged Property, will be subject to no Lien prior to the Lien of this Indenture except Permitted Liens, the Lien of another Class A Mortgage, and other Liens of the character permitted to exist or to be hereafter created under Section 704.

If, in order to render the Opinion of Counsel provided for above, the signer thereof shall deem it necessary that additional facts or matters be stated in the Property Additions Certificate or the Officer’s Certificate provided for above, then such Property Additions Certificate or Officer’s Certificate may state all such additional facts or matters as the signer of such Opinion of Counsel may request.

Upon receipt by the Trustee of the documents provided under this Section, all Securities then Outstanding which were authenticated and delivered on the basis of such Class A Bonds, shall thereafter be deemed to have been authenticated and delivered on the basis of Unfunded Net Property Additions.

SECTION 1208. Subordination of Class A Mortgage.

The Trustee shall execute such supplemental indentures and other documentation reasonably necessary to subordinate the Lien of a Class A Mortgage to the Lien of this Indenture, upon receipt by the Trustee of:

(a) a Company Order requesting such subordination;

(b) an Officer’s Certificate to the effect that no Class A Bonds are Outstanding under such Class A Mortgage other than Class A Bonds held by the Trustee hereunder and that the Company agrees not to issue any additional Class A Bonds under such Class A Mortgage; and

(c) an Opinion of Counsel to the effect that upon subordination of such Class A Mortgage the Lien of this Indenture on the property formerly subject to the Lien of such Class A Mortgage, to the extent the same is part of the Mortgaged Property, will be subject to no Lien prior to the Lien of this Indenture except Permitted Liens, the Lien of another Class A Mortgage, and other Liens of the character permitted to exist or to be hereafter created under Section 704.

If, in order to render the Opinion of Counsel provided for above, the signer thereof shall deem it necessary that additional facts or matters be stated in the Officer’s Certificate provided for above, then such Officer’s Certificate may state all such additional facts or matters as the signer’ of such Opinion of Counsel may request.

SECTION 1209. Class A Mortgage as a Permitted Lien.

The Lien of a Class A Mortgage shall become a Permitted Lien upon receipt by the Trustee of:

(a) a Company Order requesting such Class A Mortgage be made a Permitted Lien;

(b) an Officer’s Certificate to the effect that no Class A Bonds are Outstanding under such Class A Mortgage other than Class A Bonds held by the Trustee hereunder and that the Company agrees not to issue any additional Class A Bonds under such Class A Mortgage; and

(c) an Opinion of Counsel to the effect that, upon making of such Class A Mortgage a Permitted Lien, the Lien of this Indenture on the property formerly subject to the Lien of such Class A Mortgage, to the extent the same is part of the Mortgaged Property, will be subject to no Lien prior to the Lien of this Indenture except Permitted Liens, the Lien of another Class A Mortgage, and other Liens of the character permitted to exist or to be hereafter created under Section 704.

If, in order to render the Opinion of Counsel provided for above, the signer thereof shall deem it necessary that additional facts or matters be stated in the Officer’s Certificate provided for above, then such Officer’s Certificate may state all such additional facts or matters as the signer of such Opinion of Counsel may request.

SECTION 1210. Changes to Subordinated Class A Mortgages and Class A Mortgages which are Permitted Liens.

Upon the subordination of a Class A Mortgage as provided in Section 1208 or the making a Class A Mortgage a Permitted Lien under Section 1209, the Trustee shall, upon receipt of a Property Additions Certificate showing that there exist Unfunded Net Property Additions in an amount not less than zero, execute and deliver such supplemental indentures and other documents required to make such changes to such Class A Mortgage as the Company may request, including but not limited to changes to release from the Lien of such Class A Mortgage any property which is not Mortgaged Property, to change the indebtedness secured by such Class A Mortgage, to substitute the Trustee for the trustee under such Class A Mortgage, to eliminate the trustee under such Class A Mortgage, or to amend such Class A Mortgage to provide that all requirements under such Class A Mortgage shall be deemed satisfied by compliance with the requirements of this Indenture.

Upon receipt by the Trustee of the Property Additions Certificate described in this Section, all Securities then Outstanding which were authenticated and delivered on the basis of Class A Bonds issued pursuant to such Class A Mortgage shall thereafter be deemed to have been authenticated and delivered on the basis of Unfunded Net Property Additions.

ARTICLE THIRTEEN

Satisfaction and Discharge

SECTION 1301. Satisfaction and Discharge of Securities.

Any Security or Securities, or any portion of the principal amount thereof, shall be deemed to have been paid for all purposes of this Indenture, and the entire indebtedness of the Company in respect thereof shall be deemed to have been satisfied and discharged, if there shall have been irrevocably deposited with the Trustee, in trust:

(a) money in an amount which shall be sufficient, or

(b) in the case of a deposit made prior to the Maturity of such Securities or portions thereof, Eligible Obligations, which shall not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Trustee, shall be sufficient, or

(c) a combination of (a) or (b) which shall be sufficient,

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Securities or portions thereof; provided, however, that in the case of the provision for payment or redemption of less than all the Securities of any series or Tranche, such Securities or portions thereof shall have been selected by the Security Registrar as provided herein and, in the case of a redemption, the notice requisite to the validity of such redemption shall have been given or irrevocable authority shall have been given by the Company to the Trustee to give such notice, under arrangements satisfactory to the Trustee; and provided, further, that the Company shall have delivered to the Trustee:

(x) if such deposit shall have been made prior to the Maturity of such Securities, a Company Order stating that the money and Eligible Obligations deposited with the

Trustee in accordance with this Section shall be held by the Trustee, in trust, as provided in Section 1303; and

(y) if Eligible Obligations shall have been deposited with the Trustee, an Opinion of Counsel that the obligations so deposited with the Trustee constitute Eligible Obligations and do not contain provisions permitting the redemption or other prepayment at the option of the issuer thereof, and an opinion of an Independent public accountant of nationally recognized standing, selected by the Company, to the effect that the other requirements set forth in clause (b) above have been satisfied.

Upon receipt by the Trustee of money or Eligible Obligations, or both, in accordance with this Section, together with the documents required by clauses (x) and (y) above, (a) the Holders of the Securities or portions thereof in respect of which such deposit was made shall no longer be entitled to the benefit of the covenants of the Company under Article Seven (except the covenants contained in Sections 702, 703 and 705) and (b) the Trustee shall, upon receipt of a Company Order, acknowledge in writing that such Securities or portions thereof are deemed to have been paid’ for all purposes of this Indenture and that the entire indebtedness of the Company in respect thereof is deemed to have been satisfied and discharged.

If payment at Stated Maturity of less than all of the Securities of any series, or any Tranche thereof, is to be provided for in the manner and with the effect provided in this Section, the Security Registrar shall select such Securities, or portions of principal amount thereof, in the manner specified by Section 903 for selection for redemption of less than all the Securities of a series or Tranche.

In the event that Securities which shall be deemed to have been paid as provided in this Section do not mature and are not to be redeemed within the ninety (90) day period commencing with the date of the deposit with the Trustee of moneys or Eligible Obligations, as aforesaid, the Company shall, as promptly as practicable, give a notice, in the same manner as a notice of redemption with respect to such Securities, to the Holders of such Securities to the effect that such deposit has been made and the effect thereof.

Notwithstanding the satisfaction and discharge of any Securities as aforesaid, the obligations of the Company and the Trustee in respect of such Securities under Sections 204, 205, 206, 904, 1607 and 1615 and this Article Thirteen shall survive.

The Company shall pay, and shall indemnify the Trustee and each Holder of Securities which are deemed to have been paid as provided in this Section against, any tax, fee or other charge imposed on or assessed against the Eligible Obligations deposited with the Trustee or the principal or interest received by the Trustee in respect of such Eligible Obligations.

Anything herein to the contrary notwithstanding, if, at any time after a Security would be deemed to have been satisfied or discharged pursuant to this Section (without regard to the provisions of this paragraph), the Trustee shall be required to return the money or Eligible Obligations, or combination thereof, deposited with it as aforesaid to the Company or its representative under any applicable Federal or State bankruptcy, insolvency or other similar law, the indebtedness of the Company in respect of such Security shall thereupon be deemed retroactively not to have been satisfied and discharged, as aforesaid, and to remain Outstanding.

SECTION 1302. Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Order cease to be of further effect (except as hereinafter expressly provided), and the Trustee shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(a) no Securities are Outstanding;

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture as aforesaid, the obligations of the Company and the Trustee under Sections 204, 205, 206, 702, 703, 705, 904, 1607 and 1615 and this Article Thirteen shall survive.

Upon satisfaction and discharge of this Indenture as provided in this Section, the Trustee shall assign, transfer, reconvey and otherwise turn over to the Company the Mortgaged Property (other than money and Eligible Obligations held by the Trustee pursuant to Section 1303) and shall execute and deliver to the Company such deeds and other instrument as, in the judgment of the Company, shall be necessary, desirable or appropriate to effect or evidence such assignment, transfer, reconveyance and turning over and the release and discharge of the Lien of this Indenture.

SECTION 1303. Application of Trust Money.

Neither the Eligible Obligations nor the money deposited with the Trustee pursuant to Section 1301, nor the principal or interest payments on any such Eligible Obligations, shall be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of and premium, if any, and interest, if any, on the Securities or portions of principal amount thereof in respect of which such deposit was made, all subject, however, to the provisions of Section 703; provided, however, that, unless an Event of Default shall have occurred and be continuing, any cash received from such principal or interest payments on such Eligible Obligations deposited with the Trustee, if not then needed for such purpose, shall, to the extent practicable, be invested in Eligible Obligations of the type described in clause (b) in the first paragraph of Section 1301 maturing at such times and in such amounts as shall be sufficient to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Securities or portions thereof on and prior to the Maturity thereof, and interest earned from such reinvestment shall be paid over to the Company as received by the Trustee, free and clear of the Lien of this Indenture; and provided, further, that, unless an Event of Default shall have occurred and be continuing, any moneys held by the Trustee in accordance with this Section on the Maturity of all such Securities in excess of the amount required to pay the principal of and premium, if any, and interest, if any, then due on such Securities shall be paid over to the Company free and clear of the Lien of this Indenture.

ARTICLE FOURTEEN

Immunity of Incorporators, Stockholders, Officers

and Directors

SECTION 1401. Liability Solely Corporate.

No recourse shall be had for the payment of the principal of or premium, if any, or interest, if any, on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under this Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any predecessor or successor corporation (either directly or indirectly through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Securities are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any predecessor or successor corporation, (either directly or indirectly through the Company or any predecessor or successor corporation), because of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or to be implied herefrom or therefrom, and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of this Indenture and the issuance of the Securities.

ARTICLE FIFTEEN

Consolidation, Merger, Conveyance,

Transfer or Lease

SECTION 1501. Company may Consolidate, etc., Only on Certain Terms.

The Company shall not consolidate with or merge into any other corporation or convey, or otherwise transfer, subject to the Lien of this Indenture, the Mortgaged Property as or substantially as an entirety to any Person, unless:

(a) such consolidation, merger, conveyance, or other transfer shall be on such terms as shall fully preserve in all material respects the Lien and security of this Indenture and the rights and powers of the Trustee and the Holders of the Securities hereunder;

(b) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or other transfer the Mortgaged Property as or substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any State or Territory thereof or the District of Columbia (such corporation being hereinafter sometimes called the “Successor

Corporation”) and shall execute and deliver to the Trustee an indenture supplemental hereto, in form recordable and satisfactory to the Trustee, which:

(i) contains an assumption by the Successor Corporation of the due and punctual payment of the principal of and premium, if any, and interest, if any, on all the Securities then Outstanding and the performance and observance of every covenant and condition of this Indenture to be performed or observed by the Company, and

(ii) contains a grant, conveyance, transfer and mortgage by the Successor Corporation, of the same tenor of the Granting Clauses herein,

(A) confirming the Lien of this Indenture on the Mortgaged Property (as constituted immediately prior to the time such transaction became effective) and subjecting to the Lien of this Indenture all property, real, personal and mixed, thereafter acquired by the Successor Corporation which shall constitute an improvement, extension or addition to the Mortgaged Property (as so constituted) or a renewal, replacement or substitution of or for any part thereof, and

(B) subjecting to the Lien of this Indenture such property, real, personal or mixed, in addition to the property described in subclause (A) above, then owned or thereafter acquired by the Successor Corporation as the Successor Corporation shall, in its sole discretion, specify or describe therein, and the Lien confirmed or created by such grant, conveyance, transfer and mortgage shall have force, effect and standing similar to those which the Lien of this Indenture would have had if the Company had not been a party to such consolidation, merger, conveyance or other transfer and had itself, after the time such transaction became effective, purchased, constructed or otherwise acquired the property subject to such grant, conveyance, transfer and mortgage; and

(c) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each of which shall state that such consolidation, merger, conveyance or other transfer, and such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 1502. Successor Corporation Substituted.

Upon any consolidation or merger or any conveyance or other transfer, subject to the Lien of this Indenture, of the Mortgaged Property as or substantially as an entirety in accordance with Section 1501, the Successor Corporation shall succeed to, and be substituted for, and may exercise every power and right of, the Company under this Indenture with the same effect as if such Successor Corporation had been named as the “Company” herein. Without limiting the generality of the foregoing:

(a) all property of the Successor Corporation then subject to the Lien of this Indenture, of the character described in Section 104, shall constitute Property Additions;

(b) the Successor Corporation may execute and deliver to the Trustee, and thereupon the Trustee shall authenticate and deliver, Securities upon any basis provided herein; and

(c) the Successor Corporation may, subject to the applicable provisions of this Indenture, cause Property Additions to be applied to any other Authorized Purpose.

All Securities so executed by the Successor Corporation, and authenticated and delivered by the Trustee, shall in all respects be entitled to the same benefit of the Lien and security of this Indenture as all Securities executed, authenticated and delivered prior to the time such consolidation, merger, conveyance or other transfer became effective.

SECTION 1503. Extent of Lien Hereof on Property of Successor Corporation.

Unless, in the case of a consolidation, merger, conveyance or other transfer contemplated by Section 1501, the indenture supplemental hereto contemplated in clause (b)(ii) in Section 1501, or any other indenture, contains a grant, conveyance, transfer and mortgage by the Successor Corporation as described in subclause (B) thereof, neither this Indenture nor such supplemental indenture shall become or be required to become or be a Lien upon any of the properties then owned or thereafter acquired by the Successor Corporation except properties acquired from the Company in or as a result of such transaction and improvements, extensions and additions to such properties and renewals, replacements and substitutions of or for any part or parts of such properties.

SECTION 1504. Release of Company upon Conveyance or Other Transfer.

In the case of a conveyance or other transfer contemplated in Section 1501, upon the satisfaction of all the conditions specified in Section 1501 the Company (such term being used in this Section without giving effect to such transaction) shall be released and discharged from all obligations and covenants under this Indenture and on and under all Securities then Outstanding unless the Company shall have delivered to the Trustee an instrument in which it shall waive such release and discharge.

SECTION 1505. Merger into Company; Extent of Lien Hereof.

(a) Nothing in this Indenture shall be deemed to prevent or restrict any consolidation or merger after the consummation of which the Company would be the surviving or resulting corporation or any conveyance or other transfer or lease, subject to the Lien of this Indenture, of any part of the Mortgaged Property which does not constitute the entirety, or substantially the entirety, thereof.

(b) Unless, in the case of a consolidation or merger described in subsection (a) of this Section, an indenture supplemental hereto shall otherwise provide, this Indenture shall not become or be, or be required to become or be, a Lien upon any of the properties acquired by the Company in or as a result of such transaction or any improvements, extensions or additions to such properties or any renewals, replacements or substitutions of or for any part or parts of such properties.

ARTICLE SIXTEEN

The Trustee

SECTION 1601. Certain Duties and Responsibilities.

(a) The Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee in the Trust Indenture Act.

(b) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 1602. Notice of Defaults.

The Trustee shall give the Holders notice of any default hereunder in the manner and to the extent required to do so by the Trust Indenture Act, unless such default shall have been cured or waived; provided, however, that in the case of any default of the character specified in Section 1101(c), no such notice to Holders shall be given until at least forty-five (45) days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time, or both, would become, an Event of Default.

The Trustee shall give to the trustee under each Class A Mortgage a copy of each notice of default given to the Holders pursuant to this Section. In addition, the Trustee shall give to the Holders copies of each notice of default under any Class A Mortgage given to the Trustee in its capacity as owner and holder of Class A Bonds issued and outstanding thereunder.

SECTION 1603. Certain Rights of Trustee.

Subject to the provisions of Section 1601:

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order, or as otherwise expressly provided herein, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence is specifically prescribed herein) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any Holder pursuant to this Indenture, unless such Holder shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall (subject to applicable legal requirements) be entitled to examine, during normal business hours, the books, records and premises of the Company, personally or by agent or attorney;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

(h) except as otherwise provided in Section 1101(c), the Trustee shall not be charged with knowledge of any Event of Default unless either (i) a Responsible Officer of the Trustee assigned to the corporate trust department of the Trustee (or any successor division or department of the Trustee) shall have actual knowledge of the Event of Default or (ii) written notice of such Event of Default shall have been given to the Trustee by the Company, any other obligor on the Securities or by any Holder of such Securities or, in the case of an Event of Default described in Section 1101(f), by the trustee under the related Class A Mortgage.

SECTION 1604. Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities (except the Trustee’s certificates of authentication) shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 1605. May Hold Securities.

Each of the Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 1608 and 1613, may otherwise deal with the Company with the same rights it would have if it were not such Trustee, Authenticating Agent. Paying Agent, Security Registrar or other agent.

SECTION 1606. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds, except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise provided herein or agreed with the Company.

SECTION 1607. Compensation and Reimbursement.

The Company shall

(a) pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in connection with the performance of all services rendered by it hereunder (including the reasonable compensation and the expenses and disbursements of its agents And counsel), except any such expense, disbursement or advance as may be attributable to’ its negligence, willful misconduct or bad faith; and

(c) to the extent permitted by law, indemnify and save the Trustee harmless against any liabilities which it may incur in the exercise and performance of its duties hereunder and are not due to its negligence, misconduct or default.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a Lien prior to the Securities upon the Mortgaged Property other than property and funds held in trust under Section 1303.

The obligations of the Company under this Section shall survive the satisfaction and discharge of this Indenture pursuant to Article Thirteen.

SECTION 1608. Disqualification; Conflicting Interests.

If the Trustee shall have or acquire any conflicting interest within the meaning of the Trust Indenture Act, it shall either eliminate such conflicting interest or resign to the extent, in the manner and with the effect, and subject to the conditions, provided in the Trust Indenture Act and this Indenture.

SECTION 1609. Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be

(a) a corporation organized and doing business under the laws of the United States of America, any State or Territory thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authority, or

(b) if and to the extent permitted by the Commission by rule, regulation or order upon application, a corporation or other Person organized and doing business under the laws of a foreign government, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 or the U.S. Dollar equivalent of the applicable foreign currency and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, and, in either case, qualified and eligible under this Article. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 1610. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 1611.

(b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 1611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Securities then Outstanding delivered to the Trustee and to the Company.

(d) If at any time:

(i) the Trustee shall fail to comply with Section 1608 after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six (6) months, or

(ii) the Trustee shall cease to be eligible under Section 1609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company by a Board Resolution may remove the Trustee or (y) subject to Section 1118, any Holder who has been a bona fide Holder for at least six (6) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause (other than as contemplated in clause (y) in subsection (d) of this Section), the Company, by a Board Resolution, shall take prompt steps to appoint a successor Trustee or Trustees and shall comply with the applicable requirements of Section 1611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Securities then Outstanding delivered to the Company and the Trustee appointed by the Company, the successor Trustee so appointed by the Act of the Holders shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 1611, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 1611, any Holder who has been a bona fide Holder of a Security for at least six (6) months may, subject to Section 1118, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) So long as no event which is, or after notice or lapse of time, or both, would become, an Event of Default shall have occurred and be continuing, if the Company shall have delivered to the Trustee (i) a Board Resolution appointing a successor Trustee, effective as of a date specified therein, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with Section 1611, the Trustee shall be deemed to have resigned as contemplated in subsection (b) of this Section, the successor Trustee shall be deemed to have been appointed pursuant to subsection (e) of this Section and such appointment shall be deemed to have been accepted as contemplated in Section 1611, all as of such date, and all other provisions of this Section and Section 1611 shall be applicable to such resignation, appointment and acceptance, except to the extent inconsistent with this subsection (f).

(g) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 1611. Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of all sums owed to it, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) Upon request of any such successor Trustee, the Company shall execute any instruments which fully vest in and confirm to such successor Trustee all rights, powers and trusts referred to in subsection (a) of this Section.

(c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 1612. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 1613. Preferential Collection of Claims Against Company.

If the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to any and all applicable provisions of the Trust Indenture Act regarding the collection of claims against the Company (or such other obligor).

SECTION 1614. Co-trustees and Separate Trustees.

At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Mortgaged Property may at the time be located, the Company and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of at least thirty-three per centum (33%) in principal amount of the Securities then Outstanding, the Company shall for such purpose join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, of all or any part of the Mortgaged Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons, in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Company does not join in such appointment within thirty (30) days after the receipt by it of a request so to do, or if an Event of Default shall have occurred and be continuing, the Trustee alone shall have power to make such appointment.

Should any written instrument or instruments from the Company or the Trustee be required by any co-trustee or separate trustee so appointed to more fully confirm to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company or the Trustee, as the case may be.

Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following conditions:

(a) the Securities shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee;

(b) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed either by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee;

(c) the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, if an Event of Default shall have occurred and be continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section;

(d) no co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Trustee, or any other such trustee hereunder; and

(e) any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

SECTION 1615. Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to the Securities of one or more series, or any Tranche thereof, which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series or Tranche issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 206, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State or Territory thereof or the District of Columbia or the Commonwealth of Puerto Rico, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than Fifty Million Dollars ($50,000,000) and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall. be appointed unless eligible under the provisions of this Section.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 1607.

The provisions of Sections 208, 1604 and 1605 shall be applicable to each Authenticating Agent.

If an appointment with respect to the Securities of one or more series, or any Tranche thereof, shall be made pursuant to this Section, the Securities of such series or Tranche may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

As Trustee

By
As Authenticating Agent

By
Authorized Signatory

If all of the Securities of a series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not comply with Section 105 and need not be accompanied by an Opinion of Counsel), shall appoint, in accordance with this Section and in accordance with such procedures as shall be acceptable to the Trustee, an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such series of Securities,

ARTICLE SEVENTEEN

Supplemental Indentures

SECTION 1701. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities, all as provided in Article Fifteen; or

(b) to add one or more covenants of the Company or other provisions for the benefit of all Holders or for the benefit of the Holders of, or to remain in effect only so long as there shall be Outstanding, Securities of one or more specified series, or one or more specified Tranches thereof, or to surrender any right or power herein conferred upon the Company; or

(c) to correct or amplify the description of any property at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Trustee any property subject or required to be subjected to the Lien of this Indenture, or to subject to the Lien of this Indenture additional property; or

(d) to change or eliminate any provision of this Indenture or to add any new provision to this Indenture; provided, however, that if such change, elimination or addition shall adversely affect the interests of the Holders of Securities of any series or Tranche in any material respect, such change, elimination or addition shall become effective with respect to such series or Tranche only when no Security of such series or Tranche remains Outstanding; or

(e) to establish the form or terms of Securities of any series or Tranche as contemplated by Sections 201 and 212; or

(f) to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto; or

(g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee or by a co-trustee or separate trustee; or

(h) to provide for the procedures required to permit the Company to utilize, at its option, a non-certificated system of registration for all, or any series or Tranche of, the Securities; or

(i) to change any place or places where (1) the principal of and premium, if any, and interest, if any, on all or any series of Securities, or any Tranche thereof, shall be payable, (2) all or any series of Securities, or any Tranche thereof, may be surrendered for registration of transfer, (3) all or any series of Securities, or any Tranche thereof, may be surrendered for exchange and (4) notices and demands to or upon the Company in respect of all or any series of Securities, or any Tranche thereof, and this Indenture may be served; or

(j) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein; or to make any changes to the provisions hereof or to add other provisions with respect to matters or questions arising under this Indenture, provided that such other changes or additions shall not adversely affect the interests of the Holders of Securities of any series or Tranche in any material respect; or

(k) to increase or decrease the amount of future advances and other indebtedness and sums which may be secured by this Indenture; or to extend the Maturity of this Indenture.; or

(l) to modify clauses (a)(i) and (a)(ii) of Section 103 as provided in such Section.

Without limiting the generality of the foregoing, if the Trust Indenture Act as in effect at the date of the execution and delivery of this Indenture or at any time thereafter shall be amended and

(x) if any such amendment shall require one or more changes to any provisions hereof or the inclusion herein of any additional provisions, or shall by operation of law be deemed to effect such changes or incorporate such provisions by reference or otherwise, this Indenture shall be deemed to have been amended so as to conform to such amendment to the Trust Indenture Act, and the Company and the Trustee may, without the consent of any Holders, enter into an indenture supplemental hereto to evidence such amendment hereof; or

(y) if any such amendment shall permit one or more changes to, or the elimination of, any provisions hereof which, at the date of the execution and delivery hereof or at any time thereafter, are required by the Trust Indenture Act to be contained herein or are contained herein to reflect any provisions of the Trust

Indenture Act as in effect at such date, the Company and the Trustee may, without the consent of any Holders, enter into an indenture supplemental hereto to effect such changes or elimination.

SECTION 1702. Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under this Indenture, considered as one class, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture; provided, however, that if there shall be Securities of more than one series Outstanding hereunder and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security of each series or Tranche so directly affected:

(a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, such Security, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 1102, or change the coin or currency (or other property), in which such Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

(b) permit the creation of any Lien ranking prior to the Lien of this Indenture with respect to all or substantially all of the Mortgaged Property or terminate the Lien of this Indenture on all or substantially all of the Mortgaged Property, or otherwise deprive such Holder of the benefit of the security of the Lien of this Indenture; or

(c) reduce the percentage in principal amount of the Outstanding Securities of such series or Tranche, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with any provision of this Indenture or of any default hereunder and its consequences, or reduce the requirements of Section 1804 for quorum or voting; or

(d) modify any of the provisions of this Section, Section 709 or Section 1117, except to increase the percentages in principal amount referred to in this Section or such other Sections or to provide that other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Section 1701(g).

A supplemental indenture which (x) changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of the Holders of, or which is to remain in effect only so long as there shall be Outstanding, Securities of one or more specified series, or one or more Tranches thereof, or (y) modifies the rights of the Holders of Securities of such series or Tranches with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series or Tranche.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 1703. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 1601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, immunities or liabilities under this Indenture or otherwise.

SECTION 1704. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. Any supplemental indenture permitted by this Article may restate this Indenture in its entirety, and, upon the execution and delivery thereof, any such restatement shall supersede this Indenture as theretofore in effect for all purposes.

SECTION 1705. Conformity With Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 1706. Reference in Securities to Supplemental Indentures.

Securities of any series, or any Tranche thereof, authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series, or any Tranche thereof, so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series or Tranche.

ARTICLE EIGHTEEN

Meetings of Holders; Action Without Meeting

SECTION 1801. Purposes for Which Meetings May Be Called.

A meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series or Tranches.

SECTION 1802. Call, Notice and Place of Meetings.

(a) The Trustee may at any time call a meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, for any purpose specified in Section 1801, to be held at such time and (except as provided in subsection (b) of this Section) at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine, or, with the approval of the Company, at any other place. Notice of every such meeting, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 109, not less than twenty-one (21) nor more than one hundred eighty (180) days prior to the date fixed for the meeting.

(b) The Trustee may be asked to call a meeting of the Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, by the Company or by the Holders of thirty-three per centum (33%) in aggregate principal amount of all of such series and Tranches, considered as one class, for any purpose specified in Section 1801, by written request setting forth in reasonable detail the action proposed to be taken at the meeting. If the Trustee shall have been asked by the Company to call such a meeting, the Company shall determine the time and place for such meeting and may call such meeting by giving notice thereof in the manner provided in subsection (a) of this Section, or shall direct the Trustee, in the name of the Company, to give such notice. If the Trustee shall have been asked to call such a meeting by Holders in accordance with this subsection (b), and the Trustee shall not have given the notice of such meeting within twenty-one (21) days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Holders of Securities of such series and Tranches in the amount above specified, may determine the time and the place in the Borough of Manhattan, The City of New York, or in such other place as shall be determined or approved by the Company, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

(c) Any meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, shall be valid without notice if the Holders of all Outstanding Securities of such series or Tranches are present in person or by proxy and if representatives of the Company and the Trustee are present, or if notice is waived in writing before or after the meeting by the Holders of all Outstanding Securities of such series, or any Tranche or Tranches thereof, or by such of them as are not present at the meeting in person or by proxy, and by the Company and the Trustee.

SECTION 1803. Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, a Person shall be (a) a Holder of one or more Outstanding Securities of such series or Tranches, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series or Tranches by such Holder or Holders. The only Persons who shall be entitled to attend any meeting of Holders of Securities of any series or Tranche shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 1804. Quorum; Action.

The Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of the series and Tranches with respect to which a meeting shall have been called as hereinbefore provided, considered as one class, shall constitute a quorum for a meeting of Holders of Securities of such series and Tranches; provided, however, that if any action is to be taken at such meeting which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, shall constitute a quorum. In the absence of a quorum within one hour of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series and Tranches, be dissolved. In any other case the meeting may be adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Except as provided by Section 1805(e), notice of the reconvening of any meeting adjourned for more than thirty (30) days shall be given as provided in Section 109 not less than ten (10) days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series and Tranches which shall constitute a quorum.

Except as limited by Section 1702, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in aggregate principal amount of the Outstanding Securities of the series and Tranches with respect to which such meeting shall have been called, considered as one class; provided, however, that any resolution with respect to any action which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of such series and Tranches, considered as one class.

Any resolution passed or decision taken at any meeting of Holders of Securities duly held in accordance with this Section shall be binding on all the Holders of Securities of the series and Tranches with respect to which such meeting shall have been held, whether or not present or represented at the meeting.

SECTION 1805. Attendance at Meetings; Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a) Attendance at meetings of Holders of Securities may be in person or by proxy; and, to the extent permitted by law, any such proxy shall remain in effect and be binding upon any future Holder of the Securities with respect to which it was given unless and until specifically revoked by the Holder or future Holder of such Securities before being voted.

(b) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of such Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 107 and the appointment of any proxy shall be proved in the manner specified in Section 107. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 107 or other proof.

(c) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 1802(6), in which case the Company or the Holders of Securities of the series and Tranches calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches represented at the meeting, considered as one class.

(d) At any meeting each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of Outstanding Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not

Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security or proxy.

(e) Any meeting duly called pursuant to Section 1802 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches represented at the meeting, considered as one class; and the meeting may be held as so adjourned without further notice.

SECTION 1806. Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities, of the series and Tranches with respect to which the meeting shall have been called, held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports of all votes cast at the meeting. A record of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1802 and, if applicable, Section 1804. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 1807. Action Without Meeting.

In lieu of a vote of Holders at a meeting as hereinbefore contemplated in this Article, any request, demand, authorization, direction, notice, consent, waiver or other action may be made, given or taken by Holders by written instruments as provided in Section 107.

ARTICLE NINETEEN

Original Series of Securities

There is hereby created a series of Securities designated “Initial Bond” (herein sometimes referred to as “Securities of the Original Series”) and limited in aggregate principal amount (except as contemplated in Section 201(b) hereof) to One Thousand Dollars ($1,000) . The form and terms of the Securities of the Original Series shall be established in an Officer’s Certificate.

Notwithstanding any other provision of this Indenture, Securities of the Original Series shall forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered to the order of The Summer Foundation whether before or after the recording hereof, at one time or from time to time, upon receipt of a Company Order.

Securities of the Original Series shall be deemed, without delivery of a Property Additions Certificate, to have been authenticated and delivered on the basis of Unfunded Net Property Additions.

* * * *

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

The debtor and its mailing address are South Carolina Electric & Gas Company, 1426 Main Street, Columbia, South Carolina 29201. The secured party and its address from which information concerning the security interest may be obtained are NationsBank of Georgia, National Association, Trustee, 600 Peachtree Street N. E . , Suite 900, Atlanta, Georgia 30308.

IN WITNESS WHEREOF, South Carolina Electric & Gas Company has caused this Indenture to be executed in its corporate name by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and to be attested by its Secretary or one of its Assistant Secretaries, and NationsBank of Georgia, National Association, to evidence its acceptance hereof, has caused this Indenture to be executed in its corporate name by its President or one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be hereunto affixed and to be attested by its Secretary or one of its Assistant Secretaries, in several counterparts, all as of the day and year first above written.

SOUTH CAROLINA ELECTRIC & GAS COMPANY

/s/ B.T. Horton
Vice President and Treasurer

Attest:

/s/ K. B. Marsh
Secretary

In the presence of:

/s/ Elaine Price

/s/ Cathy C. Boone

NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION, Trustee

By:	/s/ Harry G. Evans
Vice President

Attest:

/s/ Sandra Carreker
Vice President

In the presence of:

/s/ Sabrina Fuller

/s/ Kathy E. Knapp